UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No.      )

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Murphy USA Inc.

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MURPHY USA Notice of 2019 Annual Meeting of Stockholders and Proxy Statement Your Vote is Important

R. Madison Murphy Chairman of the Board of Directors

March 19, 2019

Dear Stockholder:

The Board of Directors and management cordially invite you to attend Murphy USA’s Annual Meeting of Stockholders to be held at 8:00 a.m., Central Time, on Wednesday, May 1, 2019, at the South Arkansas Arts Center, 110 East 5th Street, El Dorado, Arkansas 71730. The formal notice of the Annual Meeting of Stockholders and Proxy Statement follow.

Whether or not you attend the Annual Meeting, it is important that your shares are represented and voted at the meeting. Therefore, we urge you to vote promptly and submit your proxy via the internet, by phone, or by signing, dating, and returning the enclosed proxy card. If you attend the Annual Meeting, you can vote in person, even if you have previously submitted your proxy.

On behalf of the Board of Directors, we would like to express our appreciation for your investment in Murphy USA. We look forward to greeting you.

Sincerely,

Murphy USA Inc.    |     200 Peach St.    |    El Dorado, AR 71730    |    870-875-7600    |     corporate.murphyusa.com    |    NYSE: MUSA

NOTICE OF 2019 ANNUAL MEETING AND PROXY STATEMENT

Notice of Annual Meeting

Wednesday, May 1, 2019 8:00 a.m. Central Time	South Arkansas Arts Center 110 East 5th Street, El Dorado, Arkansas 71730	Record Date The close of business March 4, 2019

The Annual Meeting of Stockholders of Murphy USA Inc. (the “Company”) will be held at the South Arkansas Arts Center, 110 East 5th Street, El Dorado, Arkansas 71730, on Wednesday, May 1, 2019, at 8:00 a.m., Central Time, for the following purposes:

1.	Election of three Class III directors whose current terms expire on the date of the 2019 Annual Meeting;
2.	Approval of executive compensation on an advisory, non-binding basis;
3.	Ratification of the action of the Audit Committee of the Board of Directors in appointing KPMG LLP as the Company’s independent registered public accounting firm for fiscal 2019; and
4.	Such other business as may properly come before the meeting.

Only stockholders of record at the close of business on March 4, 2019, the record date fixed by the Board of Directors of the Company, will be entitled to notice of and to vote at the meeting. A list of all stockholders entitled to vote is on file at the office of the Company, 200 Peach Street, El Dorado, Arkansas 71730.

Cast Your Vote Right Away

It is very important that you vote. Please cast your vote right away on all of the proposals listed above to ensure that your shares are represented. For specific instructions on how to vote your shares, please refer to the instructions on the Notice of Internet Availability of Proxy Materials (“Notice”) you received in the mail or, if you requested to receive printed proxy materials, on your enclosed proxy card.

Notice and Access

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be held on May 1, 2019:

The Notice of 2019 Annual Meeting, 2019 Proxy Statement and 2018 Annual Report on Form 10-K are available, free of charge, at www.proxyvote.com.

This year, we will be furnishing proxy materials over the internet to a number of our stockholders under the U.S. Securities and Exchange Commission’s notice and access rules. Many of our stockholders will receive the Notice in the mail instead of a paper copy of this Proxy Statement, a proxy card or voting instruction card and our 2018 Annual Report. We believe that this process will reduce the environmental impact of our Annual Meeting as well as reduce the costs of printing and distributing our proxy materials. The Notice will instruct you as to how you may access and review all of the proxy materials on the internet.

All stockholders who do not receive the Notice will receive a paper copy of the proxy materials by mail, unless they have previously elected to receive proxy materials by email. We remind stockholders who receive the Notice that the Notice is not itself a proxy card and should not be returned with voting instructions. The Notice only presents an overview of the more complete proxy materials. Stockholders should review the proxy materials before voting.

The Notice contains instructions on how to access our proxy materials and vote over the internet at www.proxyvote.com and how stockholders can receive a paper copy of our proxy materials, including this Proxy Statement, a proxy card or voting instruction card and our 2018 Annual Report. At www.proxyvote.com, stockholders can also request to receive future proxy materials in printed form by mail or electronically by email.

By the Order of the Board of Directors

Gregory L. Smith

Secretary

El Dorado, Arkansas

March 19, 2019

MURPHY USA INC.    1

NOTICE OF 2019 ANNUAL MEETING AND PROXY STATEMENT

2    MURPHY USA INC.

NOTICE OF 2019 ANNUAL MEETING AND PROXY STATEMENT

Table of Contents (continued)

Proposal 3 – Ratification of Appointment of Independent Registered Public Accounting Firm for Fiscal 2019	34

Submission of Stockholder Proposals	35

Electronic Availability of Proxy Materials for 2019 Annual Meeting	36

Other Information	36

This Proxy Statement is issued by Murphy USA Inc. in connection with the 2019 Annual Meeting of Stockholders scheduled for May 1, 2019. This Proxy Statement and accompanying proxy card are first being made available to stockholders on or about March 19, 2019.

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NOTICE OF 2019 ANNUAL MEETING AND PROXY STATEMENT

Proxy Statement

Solicitation

The solicitation of the enclosed proxy is made on behalf of the Board of Directors of Murphy USA Inc. (the “Board”) for use at the Annual Meeting of Stockholders to be held on May 1, 2019 and Murphy USA will bear the cost of this solicitation of proxies. It is expected that the Notice will be mailed to stockholders beginning on or about March 19, 2019.

The complete mailing address of the Company’s principal executive office is 200 Peach Street, El Dorado, Arkansas 71730.

References in this Proxy Statement to “we,” “us,” “our,” “the Company” and “Murphy USA” refer to Murphy USA Inc. and its consolidated subsidiaries.

Quorum and Voting Procedures

Quorum Requirement

A quorum of stockholders is necessary to hold a valid meeting. The presence, in person or by proxy, of the holders of a majority of the total voting power of all outstanding securities of the Company entitled to vote at a meeting of stockholders shall constitute a quorum. Abstentions and “broker non-votes” are counted as present for establishing a quorum. A “broker non-vote” occurs on a proposal when shares held by brokers or nominees who do not have discretionary power to vote on a non-routine matter and to whom voting instructions have not been given from the beneficial owners or persons entitled to vote.

Vote Necessary to Approve Proposals

General

Votes cast by proxy or in person at the meeting will be counted by the persons appointed by the Company to act as Judges of Election for the Annual Meeting. The Judges of Election will treat shares represented by proxies that reflect abstentions as shares that are present and entitled to vote for purposes of determining the outcome of any other business submitted at the meeting to the stockholders for a vote.

Your proxy will be voted at the meeting, unless you (i) revoke it at any time before the vote by filing a revocation with the Secretary of the Company, (ii) duly execute a proxy card bearing a later date, or (iii) appear at the meeting and vote in person. Proxies returned to the Company, votes cast other than in person and written revocations will be disqualified if received after commencement of the meeting. If you elect to vote your proxy by telephone or internet as described in the telephone/internet voting instructions on your proxy card, the Company will vote your shares as you direct. Your telephone/internet vote authorizes the named proxies to vote your shares in the same manner as if you had marked, signed and returned your proxy card.

Proposal 1 – Election of Three Class III Directors Whose Current Terms Expire on the Date of the 2019 Annual Meeting

The Class III directors shall be elected by a plurality of the votes cast at the Annual Meeting so long as a quorum is present. Under this standard, you may either vote in favor of all Class III directors, or withhold on all Class III directors or a particular Class III director. If you do not vote, you will have no impact on the calculation of “votes cast.” “Broker non-votes” and votes that are withheld will not count as a vote cast and will likewise have no effect. Unless specification to the contrary is made, the shares represented by the enclosed proxy will be voted FOR all the director nominees.

All Other Proposals

For Proposals 2 and 3, the affirmative vote of a majority of the shares of our capital stock present in person or represented by proxy at the Annual Meeting and entitled to vote is required for approval. You may vote “for,” “against” or “abstain” on these matters. If you vote to “abstain,” it will have the same effect as a vote “against.” “Broker non-votes” are not counted as shares present or represented and voting and have no effect on the vote. Unless specification to the contrary is made, the shares represented by the enclosed proxy will be voted FOR the approval of the compensation of the Named Executive Officers, as disclosed in this Proxy Statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission (on an advisory, non-binding basis) and FOR approval of the action of the Audit Committee of the Board of Directors in appointing KPMG LLP as the Company’s independent registered public accounting firm for 2019.

Broker Voting

If your shares are held in the name of a bank, broker or other holder of record (a “nominee”), you will receive instructions from the nominee that you must follow in order for your shares to be voted. Certain of these institutions offer telephone and internet voting. Under current New York Stock Exchange (“NYSE”) rules, the proposal to ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the current fiscal year should be considered a routine matter. However, for purposes of determining the outcome of any non-routine matter as to which the broker does not have discretionary authority to vote, those shares will be treated as not present and not entitled to vote with respect to that matter. Notably, Proposals 1 and 2 should be considered non-routine matters and your broker is not permitted to vote your shares without your instructions and such uninstructed shares are considered “broker non-votes.”

Voting Securities

On March 4, 2019, the record date for the meeting, the Company had 32,183,509 shares of common stock outstanding, all of one class and each share having one vote with respect to all matters to be voted on at the meeting. Information as to common stock ownership of certain beneficial owners and management is set forth in the tables under “Security Ownership of Certain Beneficial Owners” and “Security Ownership of Directors and Management” included on page 13 in this Proxy Statement.

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NOTICE OF 2019 ANNUAL MEETING AND PROXY STATEMENT

Proposal 1 – Election of Three Class III Directors Whose Current Terms Expire on the Date of the Annual Meeting

The Board recognizes that it is important for the Company’s directors to possess a diverse array of backgrounds and skills, whether in terms of executive management leadership, public company experience or educational achievement. When considering new candidates, the Nominating and Governance Committee, with input from the Board, will seek to ensure the Board reflects a range of talents, ages, skills, diversity and expertise, particularly in the areas of accounting and finance, management, government/regulation, leadership and convenience store and other retail-related industries, sufficient to provide sound and prudent guidance with respect to our operations and interests. In addition, although it does not have a separate policy with respect to diversity, the Nominating and Governance Committee considers the issue of diversity among the factors used to identify nominees for directors. The goal is to assemble and maintain a Board comprised of individuals that not only possess a high level of business acumen, but who also demonstrate a commitment to the Company’s Code of Business Conduct and Ethics in carrying out the Board’s responsibilities with respect to oversight of the Company’s operations.

To the extent authorized by the proxies, the shares represented by the proxies will be voted in favor of the election of the three nominees for director whose names are set forth below. If for any reason any of these nominees is not a candidate when the election occurs, the shares represented by the proxies will be voted for the election of the other nominees named and may be voted for any substituted nominees or the Board size may be reduced.

All directors, other than Mr. Clyde (our President and Chief Executive Officer), were determined to be independent by the Board based on the rules of the NYSE and the standards of independence included in the Company’s Corporate Governance Guidelines. As part of its independence recommendation to the Board, the Nominating and

Governance Committee at its February meeting considered familial relationships of certain directors (Mr. Murphy and Mr. Deming are first cousins).

Mr. Murphy became the Non-Executive Chairman of the Board in connection with the spin-off of the Company from Murphy Oil Corporation (the “Spin-Off”), which was completed on August 30, 2013. As an independent chairman, he leads our regularly scheduled meetings of independent directors, held outside the presence of Company management. These meetings occur at four Board meetings each year.

Stockholders and other interested parties may send communications to the Board, specified individual directors and the independent directors as a group c/o the Secretary, Murphy USA Inc., 200 Peach Street, El Dorado, AR 71730-5836. Communications will be kept confidential and forwarded to the specified director(s). Items that are unrelated to a director’s duties and responsibilities as a Board member, such as junk mail, may be excluded by the Secretary. The names and relevant detail of the nominees are as follows:

Director Nominees

Our Board is divided into three classes serving staggered three-year terms. Messrs. Murphy, Clyde and Miller, who are Class III directors, are nominated for re-election at this Annual Meeting of Stockholders. Class I and Class II directors will serve until our annual meetings of stockholders in 2020 and 2021, respectively. At each annual meeting of stockholders, directors will be elected for three-year terms to succeed the class of directors whose terms have expired. This section details the name, age, class, qualifications and committee memberships of our directors as of the 2019 Annual Meeting of Stockholders.

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NOTICE OF 2019 ANNUAL MEETING AND PROXY STATEMENT

Proposal 1 – Election of Three Class III Directors Whose Current Terms Expire on the Date of the Annual Meeting (continued)

The following Class III directors are nominated for re-election at this Annual Meeting of Stockholders.

R. Madison Murphy

Chairman of the Murphy USA Board of Directors since August 2013; Director of Murphy Oil Corporation (“Murphy Oil”) since 1993 and serves on its Executive Committee and as Chair of its Audit Committee; Chairman of the Board of Murphy Oil from 1994 to 2004 and Chief Financial Officer of Murphy Oil from 1992 to 1994; Managing Member, Murphy Family Management, LLC (manages investments, farm, timber and real estate) since 1998; Director of Deltic Timber Corporation (a NYSE natural resources and timberland company) from 1996 until its merger with Potlatch Corporation in February 2018

Qualifications: Mr. Murphy served as Chairman of the Board of Murphy Oil from 1994 to 2004. This background, along with his current membership on the Board of Directors of Murphy Oil and his past membership on the Board of Directors of BancorpSouth, Inc. (a NYSE bank holding company) and Deltic Timber Corporation, brings to the Board invaluable corporate leadership and financial expertise.

Board Committees: Executive Committee (Chair) and ex-officio of all Committees

Age: 61

Director since: August 2013

R. Andrew Clyde

President and Chief Executive Officer of Murphy USA since August 2013; Partner (global energy practice), Booz & Company (and prior to August 2008, Booz Allen Hamilton) (a global management and strategy consulting firm) from 2000 to 2013, where he held leadership roles as North American Energy Practice Leader and Dallas office Managing Partner and served on the firm’s board Nominating Committee

Qualifications: Mr. Clyde’s leadership over Murphy USA’s successful value creation strategy and his previous consulting experience working with downstream energy and retail clients on corporate and business unit strategy, organization, and performance improvement, make him a valuable member of our Board.

Board Committees: Executive Committee

Age: 55

Director since: August 2013

David B. Miller

Co-Founder and Managing Partner of EnCap Investments L.P., a leading provider of private equity capital to the oil and gas industry since 1988; President of PMC Reserve Acquisition Company, a partnership jointly owned by EnCap and Pitts Energy Group, from 1988 to 1996; Co-Chief Executive Officer and Co-Founder of MAZE Exploration Inc., a Denver-based oil and gas company, from 1981 to 1988; Director of Halcon Resources Corporation (an independent NYSE energy company) from 2012 to 2016

Qualifications: Mr. Miller’s broad energy industry knowledge and his leadership experience and expertise in business valuation, capital structure and strategic relationships complement the collective strength and leadership of our Board.

Board Committees: Executive Compensation Committee and Nominating and Governance Committee

Age: 69

Director since: January 2016

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NOTICE OF 2019 ANNUAL MEETING AND PROXY STATEMENT

Proposal 1 – Election of Three Class III Directors Whose Current Terms Expire on the Date of the Annual Meeting (continued)

Continuing Directors

The following Class I and Class II directors are not up for re-election at this Annual Meeting of Stockholders. Class I directors will be up for election at our Annual Meeting in 2020 and Class II directors will be up for election at our Annual Meeting in 2021.

Class I Directors (terms expiring at the 2020 Annual Meeting)

Claiborne P. Deming

Chairman of the Board of Murphy Oil since March 2012, also Chairman of its Executive Committee; President and Chief Executive Officer of Murphy Oil from October, 1994 through December, 2008

Qualifications: Mr. Deming’s previous experience as President and Chief Executive Officer of Murphy Oil gives him insight into the Company’s challenges, opportunities and operations. Among other qualifications, Mr. Deming brings to the Board executive leadership skills and over 30 years’ experience in the oil and gas industry.

Board Committees: Executive Compensation Committee (Chair) and Executive Committee

Age: 64

Director since: August 2013

Thomas M. Gattle, Jr.

Chairman of the Board, President and Chief Executive Officer of TerralRiver Service, Inc. (a private company operating fertilizer terminals, boats and barges) since 1992; Director of American Plant Food (a private manufacturer of fertilizers); owned and operated several businesses including Terral Barge Line, which operated the Lake Providence and Madison Ports on the Mississippi River from 1980-1992 and Great River Grain from 1980-1990, which owned and operated grain elevators on the lower Mississippi River

Qualifications: Mr. Gattle’s many years of experience as a successful company owner and executive officer allow him to provide significant input to our Board on both financial and operational matters.

Board Committees: Audit Committee and Nominating and Governance Committee

Age: 67

Director since: August 2013

Jack T. Taylor

Director of Genesis Energy LP since 2013 (a NYSE midstream energy master limited partnership) and serves as a member of the Audit and the Governance, Compensation and Business Development Committees; Director of Sempra Energy (a NYSE Fortune 500 energy services company) since February 2013 and serves as a member of the Executive, Audit and Compensation Committees; Chief Operating Officer-Americas and Executive Vice Chair of U.S. Operations for KPMG LLP from 2005 to 2010

Qualifications: Mr. Taylor has extensive experience with financial and public accounting issues as well as a deep knowledge of the energy industry. He spent over 35 years as a public accountant at KPMG LLP, serving in a leadership capacity during many of those years. He is a National Association of Corporate Directors Board Leadership Fellow and a member of the NACD’s Audit Committee Chair Advisory Council. This experience with financial and public accounting issues, together with his executive experience and knowledge of the energy industry, make him a key contributor to our Board.

Board Committees: Audit Committee (Chair)

Age: 67

Director since: August 2013

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NOTICE OF 2019 ANNUAL MEETING AND PROXY STATEMENT

Proposal 1 – Election of Three Class III Directors Whose Current Terms Expire on the Date of the Annual Meeting (continued)

Hon. Jeanne L. Phillips

Senior Vice President, Corporate Engagement & International Relations of Hunt Consolidated, Inc. where she has been employed since 2004; U.S. Permanent Representative to the Organization for Economic Cooperation and Development (OECD) with rank of ambassador in Paris from 2001 to 2003

Qualifications: Ambassador Phillips’ significant experience in government affairs, corporate leadership and crisis communications in the energy industry provide her with a broad base of knowledge, and her service and experience involving many varied entities at the state, national and international levels provide her with additional insights, all of which make her a strong asset to our Board.

Board Committees: Audit Committee and Nominating and Governance Committee

Age: 65

Director since: November 2018

Class II Directors (terms expiring at the 2021 Annual Meeting)

Fred L. Holliger

Chairman and CEO of Giant Industries (a NYSE petroleum refining and retail convenience store company) from 2002 to 2007; Independent consultant to Western Refining Company (a NYSE crude oil refiner and marketer) from 2007 through June 2012

Qualifications: Mr. Holliger spent his entire 36-year career in the petroleum industry in a variety of engineering, marketing, supply and general management positions. His long career in the oil and gas industry along with his leadership experience allows him to provide numerous insights to our Board.

Board Committees: Executive Compensation Committee and Nominating and Governance Committee

Age: 71

Director since: August 2013

James W. Keyes

Chairman of Wild Oats LLC, since January 2012; Chief Executive Officer of Fresh & Easy, LLC from November 2012 to October 2015, which filed for reorganization under Chapter 11 of the US Bankruptcy Code in October 2015; Chairman and Chief Executive Officer of Blockbuster (a provider of home movie and video game rental services) from 2007 to 2011, which filed for reorganization under Chapter 11 of the US Bankruptcy Code in September 2010; Chief Executive Officer of 7-Eleven Inc. from 2000 to 2005

Qualifications: Mr. Keyes’ experience running large companies, and specifically 7-Eleven Inc. (a major retail gasoline chain), along with his leadership on the successful sale of Blockbuster’s assets to Dish Networks through its restructuring process, provides invaluable business and industry expertise to our Board.

Board Committees: Executive Committee and Executive Compensation Committee

Age: 64

Director since: August 2013

Diane N. Landen

Owner and President of Vantage Communications, Inc. (private company in investment management, communications and broadcast property ownership) since 1990; Chairman and Executive Vice President of Noalmark Broadcasting Corporation (a private radio and media company) since 2012; Partner at Munoco Company L.C. (a private oil and gas exploration and production company) since 2012; Secretary and Director of Loutre Land and Timber Company (a private natural resources company) since 1998, and serves on its Executive and Nominating Committees

Qualifications: Ms. Landen has over 20 years’ experience in investment management, communications and broadcast property ownership. She has, through her involvement in these many and varied business ventures, developed a broad range of experience in operating successful companies, allowing her to make significant contributions to our Board.

Board Committees: Nominating and Governance Committee (Chair) and Audit Committee

Age: 58

Director since: August 2013

THE BOARD RECOMMENDS A VOTE “FOR” THE CLASS III DIRECTORS NOMINATED BY THE BOARD.

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NOTICE OF 2019 ANNUAL MEETING AND PROXY STATEMENT

Board and Governance Matters

Board Leadership Structure

The positions of Chairman of the Board and Chief Executive Officer of Murphy USA are held by two individuals. Mr. Murphy serves as our Chairman of the Board as a non-executive and independent director. Mr. Clyde serves as our President and Chief Executive Officer, and also serves as a director. Along with Mr. Murphy and Mr. Clyde, other directors bring different perspectives and roles to the Company’s management, oversight and strategic development. The Company’s directors bring experience and expertise from both inside and outside the Company and industry, while the President and Chief Executive Officer is most familiar with the Company’s business and industry, most involved in the Company’s day-to-day operations and most capable of leading the execution of the Company’s strategy. The Board believes that having separate roles of Chairman and President and Chief Executive Officer is in the best interest of stockholders because it facilitates independent oversight of management.

Risk Management

Our Company’s management is responsible for the day-to-day management of risks to the Company. The Board of Directors has broad oversight responsibility for our risk management programs.

The Board of Directors exercises risk management oversight and control both directly and indirectly, the latter through various board committees as discussed below. The Board of Directors regularly reviews information regarding the Company’s credit, liquidity and operations, including the risks associated with each. The Executive Compensation Committee is responsible for overseeing the management of risks relating to the Company’s executive compensation plans and arrangements. The Audit Committee is responsible for oversight of financial risks and the ethical conduct of the Company’s business, including the steps the Company has taken to monitor and mitigate these risks. The Nominating and Governance Committee, in its role of reviewing and maintaining the Company’s Corporate Governance Guidelines, manages risks associated with the independence of the Board and potential conflicts of interest. While each committee is responsible for evaluating certain risks and overseeing the management of these risks, the entire Board is regularly informed through committee reports and by the President and Chief Executive Officer about the known risks to the strategy and the business.

Committees

Our Board of Directors has established several standing committees in connection with the discharge of its responsibilities. The following table presents the standing committees of the Board and the current membership of the committees and the number of times each committee met in 2018.

Nominee / Director	Audit		Executive		Executive Compensation		Nominating and Governance
R. Madison Murphy	X	(2)	X	(1)	X	(2)	X	(2)
R. Andrew Clyde			X
Claiborne P. Deming			X		X	(1)
Thomas M. Gattle, Jr.	X						X
Fred L. Holliger					X	(3)	X
James W. Keyes			X		X
Diane N. Landen	X						X	(1)
David B. Miller					X		X
Hon. Jeanne L. Phillips(4)	X	(5)					X	(5)
Jack T. Taylor	X	(1)
Number of meetings in 2018	7		7		3		2
(1)	Committee Chair.
(2)	Ex-Officio.
(3)	Rotated by the Board from the Audit Committee to the Executive Compensation Committee on February 7, 2019.
(4)	Appointed by the Board on November 19, 2018.
(5)	Appointed by the Board to the Audit and Nominating and Governance Committees on February 7, 2019.

Audit Committee – The Audit Committee has the sole authority to appoint or replace the Company’s independent registered public accounting firm, which reports directly to the Audit Committee. The Audit Committee also assists the Board with its oversight of the integrity of the Company’s financial statements, the independent registered public accounting firm’s qualifications, independence and performance, the performance of the Company’s internal audit function, the compliance by the Company with legal and regulatory requirements and the review of programs related to compliance with the Company’s Code of Business Conduct and Ethics. The Audit Committee meets with representatives of the independent registered public accounting firm and with members of the Internal Auditing Department for these purposes. The Board has designated Mr. Taylor and Mr. Murphy as its Audit Committee Financial Experts as defined in Item 407 of Regulation S-K. All of the members of the Audit Committee are independent under the rules of the NYSE and the Company’s independence standards. Mr. Holliger rotated off the committee in February 2019.

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NOTICE OF 2019 ANNUAL MEETING AND PROXY STATEMENT

Board and Governance Matters (continued)

Executive Committee – The Executive Committee is vested with the authority to exercise certain functions of the Board when the Board is not in session. The Executive Committee is also in charge of all general administrative affairs of the Company, subject to any limitations prescribed by the Board.

Executive Compensation Committee – The Executive Compensation Committee oversees the compensation of the Company’s executives and directors and administers the Company’s annual incentive compensation plan, the long-term incentive plan and the stock plan for non-employee directors.

The Executive Compensation Committee consists entirely of independent directors, each of whom meets the NYSE listing independence standards and our Company’s independence standards. See “Compensation Discussion and Analysis” for additional information about the Executive Compensation Committee. In carrying out its duties, the Executive Compensation Committee has direct access to outside advisors, independent compensation consultants and others to assist them.

Executive Compensation Committee Interlocks and Insider Participation

During 2018, Messrs. Deming, Keyes, Miller and Murphy served as the members of the Executive Compensation Committee. No person who served as a member of the Executive Compensation Committee was, during 2018, an officer or employee of the Company or any of its subsidiaries, or had any relationship requiring disclosure in this Proxy Statement. None of our executive officers serve as a member of a board of directors or compensation committee of any entity that has one or more executive officers who serve on our Board of Directors or Executive Compensation Committee.

Nominating and Governance Committee – The Nominating and Governance Committee identifies and recommends potential director candidates, makes annual independence recommendations as to each director, recommends appointments to Board committees, oversees evaluation of the Board’s performance and reviews and assesses the Corporate Governance Guidelines of the Company. Information regarding the process for evaluating and selecting potential director candidates, including those recommended by stockholders, is set out in the Company’s Corporate Governance Guidelines. Stockholders desiring to recommend director candidates for consideration by the Nominating and Governance Committee will be able to address their recommendations to: Nominating and Governance Committee of the Board of Directors, c/o Secretary, Murphy USA Inc., 200 Peach Street, P.O. Box 7300, El Dorado, Arkansas 71731-7300. As a matter of policy, director candidates recommended by stockholders will be evaluated on the same basis as candidates recommended by the directors, executive search firms or other sources. The Corporate Governance Guidelines also provide a mechanism by which stockholders may send communications to directors. The Nominating and Governance Committee consists entirely of independent directors, each of whom meets the NYSE listing independence standards and the Company’s independence standards.

Charters for the Audit, Executive, Executive Compensation and Nominating and Governance Committees, along with the Corporate Governance Guidelines and the Code of Ethics and Business Conduct, are available on the Company’s website at http://ir.corporate.murphyusa.com.

Meetings and Attendance

During fiscal 2018, there were five meetings of the Board. All nominees’ attendance exceeded 75% of the total number of meetings of the Board and committees on which they served. As set forth in the Company’s Corporate Governance Guidelines, all Board members are expected to attend the Annual Meeting of Stockholders, and all did so in 2018.

Compensation of Directors

Directors who are employees of Murphy USA do not receive compensation for their services on the Board. Our Board of Directors determines annual retainers and other compensation for non-employee directors. The primary elements of our non-employee director compensation program include a combination of cash and equity.

In 2018, the cash component consisted of:

•	Annual retainer: $57,500
•	Chairman of the Board: $115,000
•	Audit Committee Chair: $17,500
•	Executive Compensation Committee Chair: $15,000
•	Chair of each other Committee: $10,000
•	Board and Committee meeting fees: $2,000 each

All elements of cash components are paid in quarterly installments. The Company also reimburses directors for travel, lodging and other related expenses they incur in attending Board and Committee meetings.

In addition to the cash component, the non-employee directors also receive an annual grant of time-based restricted stock units which vest after three years. Each non-employee director received a restricted stock unit grant with a target value of $117,500 on February 8, 2018.

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NOTICE OF 2019 ANNUAL MEETING AND PROXY STATEMENT

Board and Governance Matters (continued)

Further information regarding non-employee director compensation is set forth in the following table.

2018 Non-Employee Director Compensation Table

Name	Fees Earned or Paid in Cash(1) ($)	Stock Awards(2) ($)	All Other Compensation(3) ($)	Total ($)
R. Madison Murphy	218,500	93,717	25,000	337,217
Claiborne P. Deming	96,500	93,717	9,430	199,647
Thomas M. Gattle, Jr.	83,500	93,717	—	177,217
Fred L. Holliger	87,500	93,717	—	181,217
James W. Keyes	89,500	93,717	—	183,217
Diane N. Landen	96,250	93,717	20,000	209,967
David B. Miller	79,500	93,717	—	173,217
Hon. Jeanne L. Phillips(4)	6,178	9,131	—	15,309
Jack T. Taylor	101,000	93,717	—	194,717

(1)	The amounts shown reflect the cash retainers and meeting fees paid during the fiscal year ended December 31, 2018.
(2)

The amounts shown reflect the aggregate grant date fair value, as computed in accordance with FASB ASC Topic 718 regarding stock compensation, for restricted stock unit awards granted to the non-employee directors in 2018. The aggregate number of unvested restricted stock units held as of December 31, 2018 by Hon. Jeanne L. Phillips was 121 and 5,112 for each other non-employee director.

(3)	The amounts shown represent contributions made on behalf of Mr. Murphy, Mr. Deming, and Mrs. Landen to charitable organizations under our gift matching program.
(4)	Hon. Jeanne L. Phillips was elected to the Board on November 19, 2018.

The column above showing “All Other Compensation” represents the incremental cost of matching gifts. The non-employee directors are eligible to participate in our gift matching program on the same terms as Murphy USA employees. Under this program, an eligible person’s total gifts of up to $12,500 per calendar year will qualify. The Company will contribute to qualified educational institutions and hospitals in an amount equal to twice the amount contributed by the eligible person. The Company will contribute to qualified welfare and cultural organizations in an amount equal to the contribution made by the eligible person.

Non-Employee Director Stock Ownership Guidelines

The Board of Directors has also established stock ownership guidelines for non-employee directors of the Company. Directors are expected to achieve ownership of at least three times the annual cash retainer within five years of service. A director may not pledge Company securities either by purchasing Company securities on margin or holding Company securities in a margin account, until he or she has achieved the applicable stock ownership target specified in the guidelines above. These guidelines are designed to ensure that directors display confidence in the Company through the ownership of a significant amount of our stock. At December 31, 2018, all of our Directors had met or were on track to comply with these stock ownership guidelines within the applicable five-year period.

Review, Approval or Ratification of Transactions with Related Persons

The Nominating and Governance Committee reviews ordinary course of business transactions with firms associated with directors and nominees for director. The Company’s management also monitors these transactions on an ongoing basis. Executive officers and directors are governed by the Company’s written Code of Business Conduct and Ethics, which provides that waivers may only be granted by the Board of Directors or a Board committee and must be promptly disclosed to stockholders. No such waivers were granted nor applied for in fiscal 2018. The Company’s Corporate Governance Guidelines require that all directors recuse themselves from any discussion or decision affecting their personal, business or professional interests.

Audit Committee Report

Management is responsible for the preparation, presentation and integrity of Murphy USA’s financial statements, for its accounting and financial reporting principles and for the establishment and effectiveness of internal controls and procedures designed to ensure compliance with accounting standards and applicable laws and regulations. The independent auditors are responsible for performing an independent audit of the financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) (PCAOB), expressing an opinion as to the conformity of such financial statements with generally accepted accounting principles in the United States of America and expressing an opinion on the effectiveness of internal control over financial reporting. The independent auditors have free access to the Audit Committee to discuss any matters they deem appropriate.

Committee Organization and Operation

The Audit Committee’s function is to assist the Board of Directors in its oversight of:

•	The integrity of Murphy USA’s financial statements;
•	Murphy USA’s internal control over financial reporting;
•	Murphy USA’s compliance with legal and regulatory requirements;
•	The independent accountants’ qualifications, independence and performance; and
•	The performance of Murphy USA’s internal audit function.

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Board and Governance Matters (continued)

The Audit Committee is also directly responsible for the appointment, compensation, retention and oversight of the work of Murphy USA’s independent registered public accounting firm. The Audit Committee’s charter is available in the Corporate Governance section of Murphy USA’s corporate website at ir.corporate.murphyusa.com.

The Audit Committee held seven meetings during 2018. The Audit Committee Chair and members of the Audit Committee also held numerous additional meetings throughout 2018 with members of Murphy USA corporate, business segment and internal audit management and with Murphy USA’s independent registered public accounting firm (KPMG LLP). The Committee believes that these meetings were helpful in discharging its oversight responsibilities, including with respect to financial reporting and disclosure, risk management and internal controls.

Independence

The Board of Directors, on the recommendation of the Nominating and Corporate Governance Committee, has determined that all members of the Audit Committee are independent, as required by NYSE listing standards and SEC rules.

Expertise

The Board of Directors has also determined, on the recommendation of the Nominating and Corporate Governance Committee, that all members of the Audit Committee are financially literate and have accounting or related financial management expertise, each as defined by NYSE listing standards. Mr. Taylor and Mr. Murphy have been designated as the “audit committee financial experts”, as defined under SEC rules. The Audit Committee’s assistance in the Board of Directors’ oversight of Murphy USA’s compliance with legal and regulatory requirements primarily focuses on the effect of such matters on Murphy USA’s financial statements, financial reporting and internal control over financial reporting.

Audited Financial Statements

In the performance of its oversight function, the Audit Committee has considered and discussed the 2018 audited financial statements with management and KPMG LLP, including a discussion of the quality, and not just the acceptability, of the accounting principles, the reasonableness of significant judgments, clarity of the disclosures and the condition of internal control over financial reporting. The Audit Committee has reviewed with the Head of Internal Audit and the KPMG LLP engagement team the scope and plans for their respective audits and has met with each of the Head of Internal Audit and the senior engagement partner of KPMG LLP, with and without management present, to discuss audit results, their evaluations of Murphy USA’s internal controls and the overall quality of Murphy USA’s financial reporting. The Audit Committee has also discussed with KPMG LLP the matters required to be discussed by PCAOB Auditing Standard No. 16, “Communications with Audit Committees.” Finally, the Audit Committee has received the written disclosures and the letter from KPMG LLP as required by the PCAOB’s rules regarding Communication with Audit Committees Concerning Independence and has discussed with KPMG LLP its independence.

Conclusion

Based upon the reports and discussion described in this report, the Audit Committee, in accordance with its responsibilities, recommended to the Board of Directors, and the Board approved, inclusion of the audited financial statements for the year ended December 31, 2018 in Murphy USA’s 2018 Annual Report on Form 10-K.

Audit Committee

Jack T. Taylor (Chair)

Diane N. Landen

Thomas M. Gattle, Jr.

R. Madison Murphy

Hon. Jeanne L. Phillips

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Ownership of Murphy USA Common Stock

Security Ownership Of Certain Beneficial Owners

The following are known to the Company to be the beneficial owners of more than five percent of the Company’s common stock (as of the most recent date of such stockholder’s Schedule 13G filing for Murphy USA with the SEC):

Name and address of beneficial owner	Amount and nature of beneficial ownership(1)	Percentage
BlackRock, Inc. 40 East 52nd Street New York, NY 10022(2)	3,484,084	10.8%
The Vanguard Group. 100 Vanguard Blvd. Malvern, PA 19355(3)	2,841,857	8.8%

(1)

Includes common stock for which the indicated owner has sole or shared voting or investment power and is based on the indicated owner’s Schedule 13G filing for Murphy USA for the period ended December 31, 2018.

(2)

A parent holding company or control person of the entities holding Murphy USA shares in accordance with Rule 13d-1(b)(1)(ii)(G). Total includes 3,395,390 shares with sole voting power, 0 shares with shared voting power, 3,484,084 shares with sole dispositive power and 0 shares with shared dispositive power.

(3)

An investment adviser in accordance with Rule 13d-1(b)(1)(ii)(E). Total includes 35,922 shares with sole voting power, 4,885 shares with shared voting power, 2,804,351 shares with sole dispositive power and 37,506 shares with shared dispositive power.

Security Ownership of Directors and Management

The following table sets forth information, as of the record date, concerning the number of shares of Common Stock of the Company beneficially owned by all directors and nominees, each of the Named Executive Officers (as listed in the first table of the Compensation Discussion and Analysis section of this Proxy) and directors and executive officers as a group.

Name	Personal with Full Voting and Investment Power(1)(2)	Personal as Beneficiary of Trusts		Voting and Investment Power Only		Options Exercisable Within 60 Days	Total	Percent of Outstanding (if greater than one percent)
Claiborne P. Deming	262,396	394,844		52,430	(3)	—	709,670	2.21%
Thomas M. Gattle, Jr.	12,685	—		—		—	12,685	(4)
Fred L. Holliger	—	10,076	(5)	—		—	10,076	(4)
James W. Keyes	13,076	—		—		—	13,076	(4)
Diane N. Landen	59,762	76,837		8,991	(6)	—	145,590	(4)
David B. Miller	37,288	—		—		—	37,288	(4)
R. Madison Murphy	—	558,934		229,598	(7)	—	788,532	2.45%
Hon. Jeanne L. Phillips	—	—		—		—	—	(4)
Jack T. Taylor	14,076	—		—		—	14,076	(4)
R. Andrew Clyde	119,406	—		—		108,550	227,956	(4)
Mindy K. West	67,857	—		—		30,050	97,907	(4)
John A. Moore	26,375	—		—		13,250	39,625	(4)
Terry P. Hatten	—	—		—		—	—	(4)
Robert J. Chumley	—	—		—		3,350	3,350	(4)
Daryl R. Schofield	—	—		—		—	—	(4)

Directors and executive officers as a group (17 persons)	612,921	1,040,691		291,019		155,200	2,099,831	6.52%

(1)

Includes Murphy USA Savings 401(k) Plan shares in the following amounts: Mr. Clyde 1,500 qualified shares; Ms. West 601 qualified shares; Mr. Moore 1,458 qualified shares. Excludes non-transferrable, non-voting shares of common stock held in trust under the Murphy USA Supplemental Executive Retirement Plan in the following amounts: Mr. Clyde 12,148 shares.

(2)

Includes shares of common stock held by spouse and other household members as follows: Mr. Deming 12,110 shares held by spouse; Mr. Gattle 100 shares owned jointly with spouse; Ms. Landen 2,043 shares owned jointly with spouse and children.

(3)	Includes 52,430 shares of common stock held in trust for children.
(4)	Less than 1%.
(5)	Includes 10,076 shares of common stock held by trust for which Mr. Holliger and his spouse are the beneficiaries and trustees.
(6)	Includes 8,991 shares of common stock held by trusts for which Ms. Landen is the trustee.
(7)

Includes (i) 96,050 shares of common stock held by a private foundation of which Mr. Murphy is President for which beneficial ownership is expressly disclaimed, (ii) 36,918 shares of common stock held in trust for children in which Mr. Murphy is Trustee, (iii) 41,379 shares of common stock held in trust for children in which spouse is Trustee, (iv) 47,365 shares owned by the 2011 Murphy Family Trust, beneficial ownership expressly disclaimed, (v) includes 7,886 shares owned by The Suzanne and Madison Murphy Grandchildren’s Trust, beneficial ownership expressly disclaimed.

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Ownership of Murphy USA Common Stock (continued)

Section 16(a) Beneficial Ownership Reporting Compliance

Based on a review of the copies of reports filed by the Company’s directors and executive officers pursuant to Section 16(a) of the Securities Exchange Act of 1934, and on representations from the reporting persons, the Company believes that each reporting person has complied with all applicable filing requirements during fiscal 2018.

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Proposal 2 – Approval of Executive Compensation on an Advisory, Non-Binding Basis

The Dodd-Frank Wall Street Reform and Consumer Protection Act (“the Dodd-Frank Act”) enables the Company’s stockholders to vote to approve, on an advisory (non-binding) basis, the compensation of the Named Executive Officers as disclosed in this Proxy Statement in accordance with the SEC’s rules.

As described in detail under the heading “Compensation Discussion and Analysis,” the Company’s executive compensation programs are designed to attract, motivate and retain the Named Executive Officers, who are critical to the Company’s success. Under these programs, the Named Executive Officers are rewarded for the achievement of specific annual, long-term and strategic goals, corporate goals and the realization of increased stockholder value. Please read the “Compensation Discussion and Analysis” along with the information in the compensation tables for additional details about the executive compensation programs, including information about the fiscal year 2018 compensation of the Named Executive Officers.

Stockholders are asked to indicate their support for the Named Executive Officer compensation as described in this Proxy Statement. This proposal, commonly known as a “say-on-pay” proposal, gives stockholders the opportunity to express their views on the Named Executive Officers’ compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of the Named Executive Officers and the philosophy, policies and practices described in this Proxy Statement. Stockholders are requested to vote “FOR” the following resolution at the Annual Meeting:

“RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of the Named Executive Officers, as disclosed in the Company’s Proxy Statement for the 2019 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the 2018 Summary Compensation Table and the other related tables and disclosures.”

The say-on-pay vote is advisory, and therefore not binding on the Company, the Executive Compensation Committee or the Board of Directors. The Board of Directors and the Executive Compensation Committee value the opinions of stockholders and will consider stockholders’ views and the Executive Compensation Committee will evaluate whether any actions are necessary to address those views.

THE BOARD RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS, AS DISCLOSED IN THIS PROXY STATEMENT PURSUANT TO THE COMPENSATION DISCLOSURE RULES OF THE SECURITIES AND EXCHANGE COMMISSION.

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Compensation Discussion and Analysis

The following Compensation Discussion and Analysis provides an overview of the compensation provided to our CEO, CFO and three other most highly compensated executive officers in office at fiscal year-end December 31, 2018:

Name	Title

R. Andrew Clyde	President & CEO

Mindy K. West	EVP Fuels, CFO & Treasurer

John A. Moore	SVP & General Counsel

Terry P. Hatten(1)	SVP, Human Resources

Rob J. Chumley	SVP, Marketing

(1)	Mr. Hatten joined the Company on June 12, 2018.

In addition, we will address the compensation of Daryl R. Schofield who served as our EVP, Fuels until July 2, 2018 and who would have been among our most highly compensated executive officers in 2018, other than our CEO and CFO, had he served as an executive officer of Murphy USA at the end of 2018. Mr. Schofield received severance benefits upon his departure, which are more fully described in the “Other Policies Severance and Change-in-Control Protection” section beginning on page 24 in this Proxy Statement.

The six individuals above are collectively referred to herein as our “Named Executive Officers” or “NEOs”.

To further illustrate the concepts in this Compensation Discussion and Analysis, we have included charts and tables where we believe appropriate to enhance our stockholders’ understanding of the compensation of our NEOs. This Compensation Discussion and Analysis should be read in conjunction with this tabular information beginning on page 27 in this Proxy Statement.

Overview

Murphy USA operates one of the nation’s largest convenience store chains, with 1,472 locations in 26 states as of December 31, 2018, most of which are in close proximity to Walmart stores. The Company also markets gasoline and other products at standalone stores under the Murphy Express brand.

Executive Compensation Philosophy and Objectives

The Executive Compensation Committee (referred to as the “Committee” in this section) bases its executive compensation decisions on principles designed to align the interests of our executives with those of our stockholders. The Committee believes compensation should provide a direct link with the Company’s values, objectives, business strategies and financial results. In order to motivate, attract, and retain key executives who are critical to its long-term success, the Company aims to provide pay packages that are competitive with others in the retail industry. In addition, the Company believes that executives should be rewarded for both the short- and long-term success of the Company and, conversely, be subject to a degree of downside risk in the event that the Company does not achieve its performance objectives.

Aligning Pay with Performance

The Committee believes our compensation programs provide for a strong “pay for performance” linkage between the compensation provided to our executives and the Company’s performance relative to its peers. Consistent with the fundamental principle that compensation programs should pay for performance, the Company’s 2018 performance directly impacted compensation decisions and pay outcomes. Annual incentives for NEOs were earned at 137.6% of target, reflecting the Company’s 2018 performance relative to predefined targets. See pages 21-23 for additional information. Performance stock units (“PSUs”) linked to the Company’s performance for the three-year period ended in 2018 were earned at 165.0% of target. See page 24 for additional information.

We view performance in two ways: (1) the Company’s operating performance, including results against short- and long-term growth targets; and (2) return to stockholders over time, both on an absolute basis and relative to other companies, including both our peers and the S&P 500.

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Compensation Discussion and Analysis (continued)

2018 Business Highlights

We measure our operating performance relative to the execution of a proven strategy that reflects five coherent themes that leverage our differentiated strengths and capabilities. This “5-Point Strategy” supports a business model which is both enduring in a highly volatile industry and hard to replicate by competitors. Our strategy creates a unique way to compete for customers, workforce talent, supplier-partner support and stockholder capital. We take none of these stakeholders for granted and our goal is to create sustained value for all of them while making a positive impact in the communities we serve. Highlighted accomplishments among the 5-Point Strategy for 2018 include:

Grow Organically	Grew Portfolio to 1,472 Stores	• Added 26 new stores, increasing the total network size to 1,472 stores • Completed 27 raze and rebuild sites

Diversify Merchandise Mix	Expanded Merchandise Unit Margins to Record 16.5%

•  Improved merchandise unit margins to a record-high 16.5% for the year, compared to 16.1% in 2016

•  Grew merchandise sales by 2.1%

•  Expanded non-tobacco merchandise dollars by 6.3%

•  Grew tobacco margin dollars by 4.1%

Sustain Cost Leadership Position	Maintained Per Store Operating Costs	• Beat inflation on per site operating expenses (before payment fees) by maintaining costs at a 1.1% increase compared to 2017 on an average per store month (“APSM”) basis

Create Advantage from Market Volatility	Generated $686M in Total Fuel Contribution	• Generated $686 million, or 16.2 cents per retail gallon, of total fuel contribution

Invest for the Long-Term	Repurchased $144M in Shares	• Returned capital to stockholders by completing nearly $1bn share repurchase program since spin ($144M in 2018)

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Compensation Discussion and Analysis (continued)

Return to Stockholders

The Company has delivered consistent returns to our stockholders over the past three years. Following the completion of a $250 million share repurchase program in 2015, we announced an additional $500 million share repurchase program in January 2016, which was completed in 2018. Our three-year annualized total shareholder return (TSR) for the period ending December 31, 2018 of over 6% outpaced the median TSR of our peer group (discussed in the “Role of Market Data” section included on page 19 in this Proxy Statement).

Annualized Total Shareholder Return

Reported and Realized Pay

Since a majority of reported pay for our Chief Executive Officer represents potential pay, we also consider pay actually realized each year. The following graph shows reported pay included in the 2018 Summary Compensation Table on page 27 as compared to realized pay during 2018.

Reported and Realized Compensation for the CEO

(Amounts in $ millions)

The realized pay data shown above include the value of options exercised and restricted stock unit (“RSU”) and PSU awards which vested (earned in the case of the PSUs) during the applicable year. Note that for Mr. Clyde, no options were exercised in 2016 or 2017.

In 2018, Mr. Clyde exercised options totaling nearly $7.7 million as a result of Murphy USA’s stock price more than doubling since the spin off. Of that amount, roughly $5.4 million was related to options issued by Murphy Oil prior to the spin off which were inherited by Murphy USA. Prior to their exercise, Mr. Clyde held the options for roughly five years of the seven-year term. In addition, PSUs were earned at 165.0% of target for the 2016-2018 performance period. When combined with stock price appreciation since grant ($80.00 vs. $59.11), the value of PSUs increased significantly, supporting our pay for performance philosophy.

2018 “Say-on-Pay” Vote Result

In May 2014, stockholders approved an annual frequency for Say-on-Pay votes. The Committee carefully considered the results of our Say-on-Pay vote on NEO compensation in May 2018, in which 97.5% of the advisory votes cast were in support of the Company’s Say-on-Pay

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Compensation Discussion and Analysis (continued)

proposal and executive compensation programs for our NEOs as described in our 2018 Proxy Statement. The Committee interpreted this level of support as affirmation by our stockholders of the design and overall execution of our executive compensation programs.

Throughout the past year, the Company engaged in dialogue with our largest stockholders about various corporate governance topics, including executive compensation. The Company values these discussions and encourages our stockholders to provide feedback about our executive compensation programs.

Based on the results of the 2018 vote and our ongoing dialogue with our stockholders, as well as a consideration of evolving best practices, the Committee continues to examine our compensation programs to ensure alignment with stockholder interests remains strong.

Compensation Design Principals and Governance Practices

The Committee intends for its compensation design principles to protect and promote our stockholders’ interests. We believe our compensation programs are consistent with best practices for sound corporate governance.

We Do

✓	Pay for performance – a large majority of compensation is performance-based and not guaranteed
✓	Mitigate undue business risk in compensation programs and perform an annual compensation risk assessment
✓	Utilize an independent compensation consultant
✓	Provide modest perquisites
✓	Maintain stock ownership guidelines and restrict pledging
✓	Prohibit hedging transactions by executives
✓	Include “clawbacks” in our annual and long-term incentive plans

We Do Not

✗	Maintain employment contracts
✗	Maintain separate change-in-control (“CIC”) agreements other than with the CEO
✗	Provide excise tax gross-ups on CIC benefits
✗	Provide tax gross-ups on perquisites
✗	Allow repricing of underwater options
✗	Allow current payment of dividends or dividend equivalents on unearned long-term incentives

Role of the Committee

The Committee has responsibility for discharging the Board of Directors’ responsibilities with respect to compensation of the Company’s executives. In particular, the Committee annually reviews and approves corporate goals and objectives relevant to CEO compensation, evaluates the CEO’s performance in light of those goals and objectives, and determines and approves the CEO’s compensation based on this evaluation. In doing so, the Committee reviews all elements of the CEO’s compensation. The Committee also approves executive compensation for the Company’s executive officers, approves and administers incentive compensation and equity-based plans, and monitors compliance of directors and executive officers with Company stock ownership requirements. Pursuant to its charter, the Committee has the sole authority to retain and terminate compensation consultants as well as internal and external legal, accounting, and other advisors, including sole authority to approve the advisors’ fees and other engagement terms. For additional information on the responsibilities of the Committee, see the “Committees–Executive Compensation Committee” section included on page 10 in this Proxy Statement.

Role of Market Data

The Committee adopted a peer group for purposes of reviewing and approving 2018 compensation. Due to the relatively small number of publicly-traded retail convenience store competitors, the group was broadened to include other companies in similar industries with which Murphy USA competes for executive talent in order to create a sufficient sample of companies against which compensation can be compared. The peer group was developed based on certain attributes including:

•	Industry Sector: Direct motor fuel and convenience retailers, retailers exposed to vehicle miles traveled, and other small box, common goods retailers (e.g., quick serve restaurants)
•	Scale of Operation: Revenue, non-fuel revenue, earnings before interest, taxes, depreciation, and amortization, market capitalization, number of employees, and store count
•	Method of Operation: Company-operated sites and direct-owned real estate

The peer group consists of the following companies:

• Alimentation Couche-Tard • Advance Auto Parts • AutoZone • Casey’s General Stores • Chipotle Mexican Group • Cracker Barrel • Foot Locker	• GameStop • Monro Muffler Brake • O’Reilly Automotive • Pier 1 Imports • Sunoco LP • TravelCenters of America • Vitamin Shoppe

In addition to comparator company information, the Committee uses several industry compensation surveys to determine competitive market pay levels for the NEOs.

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Compensation Discussion and Analysis (continued)

Base salaries and total target direct compensation for the Company’s NEOs were compared to the median of the market data to determine whether the Company’s compensation practices were in alignment with market pay levels. When making compensation-related decisions, the Committee aims to set compensation levels for executive officers based on a deliberate review of market compensation for a particular position as well as each individual’s possession of a unique skill or knowledge set, proven leadership capabilities or experience and Company performance. Based on such factors, the Committee may determine with respect to one or more individuals that it is appropriate for compensation to meet, exceed, or fall below the median of the market data for a particular compensation element or total compensation.

Role of the CEO in Compensation Decisions

The CEO periodically reviews the performance of each of the NEOs, excluding himself, develops preliminary recommendations regarding salary adjustments and annual and long-term award amounts, and provides recommendations to the Committee. The Committee can exercise its discretion to modify any recommendations and make final decisions.

Elements of Compensation

Our compensation program is comprised of three key components, each designed to be market-competitive and to help attract, motivate, retain and reward our NEOs.

Element	Key Characteristics	Objectives
Base Salary	• Fixed minimum level of compensation	• Reward the executive for day-to-day execution of primary duties and responsibilities
	• Reviewed annually and adjusted if and when appropriate	• Provide a foundation level of compensation upon which incentive opportunities can be added to provide the motivation to deliver superior performance
Annual Incentives	• Variable cash compensation component	• Motivate and reward NEOs for achieving annual business goals
	• Performance-based award opportunity based on annual operational and individual performance	• Align executives’ interests with the interests of stockholders • Encourage responsible risk taking and individual accountability
Long-term Incentives	• Variable equity-based compensation component	• Align executives’ interests with the interests of stockholders
	• Performance-based award opportunity based on long-term performance	• Reinforce the critical objective of building stockholder value over the long term • Focus management attention upon the execution of the long-term business strategy

The majority of our NEO compensation is performance-based and is issued in the form of both short- and long-term incentives. Individuals in a position to influence the growth of stockholder value have larger portions of their total compensation delivered in the form of equity-based long-term incentives. The target mix of the elements of the compensation program for the CEO and other NEOs is shown in the following chart which outlines the size, in percentage terms, of each element of target compensation.

Target Compensation Mix

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Compensation Discussion and Analysis (continued)

A.    Base Salary

Base salary is designed to provide a competitive fixed rate of pay recognizing each employee’s level of responsibility and performance. In setting base salary levels for NEOs, the Committee considers competitive market data in addition to other factors such as duties and responsibilities, experience, individual performance, retention concerns, internal equity considerations, Company performance, general economic conditions and marketplace compensation trends.

Base salaries are reviewed annually. In 2018, the Committee adjusted salaries awarded to each NEO to bring salaries closer to competitive market levels for similar positions. The following table shows the base salaries for each of the NEOs effective February 1, 2017 and February 1, 2018:

Name	Title	2017 Salary ($)	2018 Salary ($)
R. Andrew Clyde	President & CEO	1,030,000	1,060,000
Mindy K. West	EVP Fuels, CFO & Treasurer	567,000	580,000
John A. Moore	SVP & General Counsel	413,000	420,000
Terry P. Hatten(1)	SVP, Human Resources	—	420,000
Rob J. Chumley	SVP, Marketing	365,000	385,000
Daryl R. Schofield(1)	Former EVP, Fuels	510,000	525,000

(1)

The 2018 salaries for Messrs. Hatten who joined the Company in June 2018 and Schofield whose employment with the Company ended on July 2, 2018 reflect annualized base salary rates. Actual salaries received are included in the Summary Compensation Table on page 27.

B.    Annual Incentive Plan

We provide annual incentives for our executive officers through our stockholder-approved Murphy USA Inc. 2013 Annual Incentive Plan, as amended and restated effective as of February 7, 2019 (the “AIP”). The primary objective of the AIP is to align corporate and individual goals with stockholder interests and Company strategy and to reward employees for their performance relative to those goals. Murphy USA targets the median of market pay levels for annual target incentive compensation. Executives have the opportunity to be compensated above the median of market pay levels when Murphy USA outperforms established performance measures.

Target bonus opportunities under the AIP are expressed as a percentage of annualized base salary. The Committee reviews market data annually with respect to competitive pay levels and sets specific bonus opportunities for each of our NEOs. The following table shows target bonuses as a percentage of salary in effect for each of the NEOs in 2018:

Name	Title	Target Bonus as a % of Salary
R. Andrew Clyde	President & CEO	115
Mindy K. West	EVP Fuels, CFO & Treasurer	75
John A. Moore	SVP & General Counsel	60
Terry P. Hatten	SVP, Human Resources	60
Rob J. Chumley	SVP, Marketing	65
Daryl R. Schofield(1)	Former EVP, Fuels	85

(1)	Mr. Schofield’s employment with the company ended in July 2018; pursuant to his separation agreement, Mr. Schofield was not eligible for an AIP payment related to 2018 performance.

Each NEO’s actual AIP bonus payment is determined by multiplying their target bonus amount by the corporate performance weighted performance score, as described below. The Committee may then exercise negative discretion to reduce an NEO’s bonus payout based on subjective individual criteria. The NEO’s actual AIP bonus payment may not exceed 200% of their target amount, which reflects the maximum weighted performance score that may be achieved.

2018 Corporate Performance

For 2018, as in 2016 and 2017, the AIP metrics for the Company consisted of return on average capital employed (“ROACE”), profitability as measured by Fuel Cash Breakeven and corporate goals and objectives (“Corporate Goals”) outlined below. All participants, including our NEOs, were subject to the same performance metrics with the same Threshold, Target and Maximum levels for each metric. Under

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Compensation Discussion and Analysis (continued)

the terms of the AIP, achievement of 100% of the Target for ROACE or Fuel Cash Breakeven results in the payment of 100% of target for that metric. Achievement of the Threshold level of the performance range for ROACE or Fuel Cash Breakeven results in the payment of 50% of target and achievement of the Maximum level of performance for ROACE or Fuel Cash Breakeven results in the payment of 200% of target. No awards are payable for ROACE or Fuel Cash Breakeven if performance for that metric falls below the Threshold achievement level. Results between points are interpolated. The Committee believes the combination of these metrics reflected the overall key goals and objectives for the Company for 2018.

For 2018, the AIP metrics were achieved at 137.6% of Target (112.0% of Target for ROACE; 172.0% of Target for Fuel Cash Breakeven; and 120.0% of Target for the Corporate Goals), as described in more detail below.

The following table summarizes the ROACE, Fuel Cash Breakeven and Corporate Goals performance metrics and corresponding weightings used in determining annual incentive award payouts for our NEOs and the weighted performance scores for each based on actual performance during 2018:

Metric	Weighting (%)	Threshold (50% Payout)	Target (100% Payout)	Maximum (200% Payout)	Actual	Payout % of Target (%)	Weighted Performance Score (%)
ROACE (%)(1)	40	9.0	12.5	15.0	12.8	112.0	44.8
Fuel Cash Breakeven (cents per gallon)(2)	40	1.25	1.00	0.75	0.82	172.0	68.8
Corporate Goals(3)	20	See Details in Note 3				120.0	24.0
Total	100						137.6
(1)

ROACE is computed by dividing the Company’s earnings before interest and taxes, as adjusted from time to time for certain unusual and nonrecurring gains or losses, by the sum of (a) the average of the Company’s beginning and ending balance of property, plant and equipment during the respective year and (b) the average of the Company’s beginning and ending net working capital position during the respective year.

(2)	Fuel Cash Breakeven is computed by dividing merchandise gross margin dollars, less total site operating costs and retail administrative costs, by total retail gallons of fuel sold.
(3)

20% of the AIP payout is determined based on the Company’s performance relative to the 2018 Corporate Goals. The five Corporate Goals chosen for 2018 were assessed and approved by the Committee. The Corporate Goals were designed to drive our 5-Point Strategy described on page 17. Performance against the Corporate Goals is determined based on a scorecard where each of the five goals, weighted equally, can receive four points for Target performance, and up to eight points for Maximum performance. If all of the Corporate Goals are achieved at Maximum performance, the total score for the Corporate Goals would be 40 points, or 200% of target. In cases where performance is deemed “not acceptable,” it will be scored below Threshold and points may be deducted from the total weighted performance score.

The Target level goals (shown below) can be characterized as “strong performance,” meaning that based on historical performance, although attainment of this performance level is uncertain, it can be reasonably anticipated that Target performance may be achieved, while the Threshold goals are more likely to be achieved and the Maximum goals represent more aggressive levels of performance. The Committee reviewed performance against the Corporate Goals and determined that actual performance resulted in achievement of 120.0% of the Target in aggregate. Actual results achieved versus each of the Corporate Goals is illustrated below:

			Actual
Corporate Goals	Weighting (%)	Target (100% Payout)	Below Threshold	Threshold (0% Payout)	Target (100% Payout)	Maximum (200% Payout)	Weighted Performance Score %
Organic Growth: New Site Growth Number of new sites opened for operation (including raze and rebuilds)	4	50 to 52				✓
Organic Growth: Retail Fuel Volume Growth Thousands of gallons (“APSM”) for all stores in full month of operation	4	240 to 245			✓
Diversify Merchandise Mix: Merchandise Gross Margin Thousands of dollars APSM gross margin for all stores in full month of operation	4	22.75 to 23.25			✓
Sustain Cost Leadership Position: Site Operating Expense Cost Management Thousands of dollars APSM for site operating costs (excluding credit card fees)	4	20.2 to 20.6			✓
Create Advantage from Market Volatility: Fuel, PS&W & RINs Contribution Total cpg on retail equivalent volume basis	4	15.25 to 16.25			✓
Total	20.0						24.0

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NOTICE OF 2019 ANNUAL MEETING AND PROXY STATEMENT

Compensation Discussion and Analysis (continued)

Individual Performance

In addition to the corporate performance component, the AIP permits the Committee to exercise negative discretion to reduce an NEO’s award based on the Committee’s subjective review of his or her performance relative to the achievement of the metrics outlined above, business plan execution and other qualitative results. We believe that it is important to include this component in our AIP in order to take into account NEO performance that, in the Committee’s opinion, justifies a reduction in the amount otherwise payable to an NEO based on objective corporate performance. Overall, amounts earned under the AIP cannot exceed 200% of target. In 2018, the Committee believed that our NEOs’ individual performance was appropriately reflected in our corporate performance results. Thus, the Committee opted not to make any negative adjustments to the awards earned by our NEOs and payable under the AIP based on our corporate performance.

Overall Performance and Payouts

After certifying the results relative to our performance metrics and considering each individual’s contributions throughout the year, the Committee approved the following payments for our NEOs for 2018:

Name	Bonus Target ($)	AIP % Achieved	Actual Bonus ($)
R. Andrew Clyde	1,219,000	137.6	1,677,344
Mindy K. West	435,000	137.6	598,560
John A. Moore	252,000	137.6	346,752
Terry P. Hatten(1)	140,226	137.6	192,992
Rob J. Chumley	250,250	137.6	344,344

(1)	Reflects pro-rata target and actual bonus amounts for Mr. Hatten based on the period of service with the Company commencing in June 2018.

C.    Long-Term Incentive Compensation

We provide share-based, long-term compensation to our executive officers through our stockholder-approved Murphy USA Inc. 2013 Long-Term Incentive Plan, as amended and restated effective as of February 9, 2017 (the “LTIP”). Long-term incentive levels for Murphy USA’s officers are targeted at the median of competitive market pay levels. The plan provides for a variety of stock and share-based awards, including stock options and RSUs, each of which vests over a period determined by the Committee, as well as PSUs that are earned based on the Company’s achievement of two equally-weighted objective performance goals. We believe that these awards create a powerful link between the creation of stockholder value and executive pay delivered. In addition, we believe that the balance between absolute and relative performance achieved through the use of stock options, ROACE-based PSUs and relative TSR-based PSUs is appropriate. In order for executives to fully realize their targeted opportunities, Murphy USA must both successfully achieve its long-term goals and outperform its peers.

	Stock Options	Restricted Stock Units	Performance Stock Units
Weighting	25%	25%	50%
Objectives

•  Provide a direct link between executive officer compensation and the value delivered to stockholders

•  Inherently performance-based, as option holders only realize benefits if the value of our stock increases following the grant date

•  Drive behaviors to create value for stockholders by linking executive compensation to stock price performance

•  Encourage retention

•  Result in actual share ownership (thereby supporting the Company’s stock ownership guidelines)

•  Align executives’ interests with the interests of stockholders

•  Reinforce the critical objective of building stockholder value over the long term

•  Focus management attention upon the execution of the long-term business strategy

Performance Conditions	N/A	N/A	• 50% – ROACE • 50% – TSR relative to our peer group
Term	Seven years	Three years	Three years
Vesting	Vest in two equal installments on the second and third anniversaries of the grant date	Cliff vest on the third anniversary of the grant date	Cliff vest after three years upon certification of results
Payout	Upon exercise, participant acquires net common shares at the previously defined exercise price	Participant acquires unrestricted shares of common stock upon vesting

Payment made in unrestricted shares of common stock at the end of three years upon approval of performance results by the Committee

•  Payouts at 50% of target for threshold level of performance

•  Maximum payouts capped at 200% of target

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Compensation Discussion and Analysis (continued)

Performance Stock Units

Vesting for 50% of the PSUs will be based on Murphy USA’s TSR performance between 2018 and 2020 relative to the Company’s peer group. The Committee considers relative TSR an appropriate metric as it aligns the pay for our officers to the appreciation (or reduction) our stockholders receive in their investment in Murphy USA. TSR achievement and corresponding payout levels are as follows:

Achievement Level	Percentile Rank Relative to Peers		Payout % of Target(1)
Maximum	≥75	th	200
Target	50	th	100
Threshold	25	th	50
Below Threshold	<25	th	0
(1)	Payout will be interpolated on a linear basis for performance between levels of achievement

Vesting for the remaining 50% of the PSUs will be based on Murphy USA’s three-year average ROACE performance between 2018 and

2020 as compared to the Company’s three-year ROACE target set by the Committee at the beginning of the performance period.

Earned Amounts of 2016 to 2018 PSUs

In February 2019, the Committee certified the performance results for the 2016 PSUs for the three-year performance period that ended December 31, 2018. Under the provisions of these awards, the PSUs were subject to two equally-weighted metrics, ROACE and TSR relative to our peer group. As a result of the Company’s strong performance, the PSUs were earned at 165.0% of target.

The following table summarizes the final performance metrics and corresponding weightings used in determining the number of PSUs earned and the weighted performance scores for each based on actual performance during the three-year period:

Metric	Weighting (%)	Threshold (50% Payout)		Target (100% Payout)		Maximum (200% Payout)		Actual	Payout % of Target (%)	Weighted Performance Score (%)
ROACE (%)	50	9.0		12.0		15.0		12.9	130.0	65.0
Relative TSR (Percentile Rank)	50	<25	th	50	th	75	th	84.6	200.0	100.0
Total	100									165.0%

D.    Employee Benefits and Perquisites

Murphy USA’s executives are provided usual and customary employee benefits available to all employees (except certain hourly retail employees). These include a qualified defined contribution plan (401(k)) (“Savings Plan”), health insurance, life insurance, accidental death and dismemberment insurance, medical and dental insurance, vision insurance and long-term disability insurance.

The purpose of the Savings Plan, a tax-qualified defined contribution retirement plan, is to provide retirement benefits for all the employees of Murphy USA who participate. All employees are allowed to contribute on a pre-tax basis up to 25 percent of their eligible pay. The Company matches contributions, dollar-for-dollar, up to the first six percent of base pay. Participating employees, including the NEOs, are immediately vested in all employee and Company-matched contributions.

Murphy USA provides a Supplemental Executive Retirement Plan (“Murphy USA SERP”), a nonqualified deferred compensation plan, to eligible executives, including the NEOs. The Murphy USA SERP is intended to restore qualified defined contribution (Savings Plan and profit-sharing) plan benefits restricted under the Internal Revenue Code of 1986 (the “IRC”) to certain highly-compensated individuals. The Company funded the SERP in 2018 through the use of a rabbi trust. The Company’s obligations under the SERP are recorded in the financial statements and in the event of the Company’s bankruptcy or insolvency, the assets held by the rabbi trust could become subject to the claims of the Company’s creditors.

Murphy USA offers limited perquisites to our NEOs consistent with our peer group. The Board of Directors has authorized up to 50 hours annually of personal use of Company aircraft for our CEO as part of his total compensation package. The value of such personal use is periodically reported to the Committee and will be reported as taxable income to the CEO, with no income tax assistance or gross-ups provided by the Company.

Reportable values for such personal use is based on the incremental costs to the Company, as provided in the “All Other Compensation” column of the Summary Compensation Table included on page 27 in this Proxy Statement.

E.    Discretionary Award

We maintain the discretion to award additional compensation to our executive officers. In July 2018, we awarded Ms. West a one-time special cash bonus in the amount of $25,000 in recognition of her expanded role as our Executive Vice President, Fuels, Chief Financial Officer, and Treasurer.

Other Policies

Severance and Change-in-Control Protection

The Company has not entered into any employment, CIC or termination agreements with its NEOs, other than with the CEO.

Mr. Clyde is party to a Severance Protection Agreement (the “SPA”). The SPA provides Mr. Clyde with certain severance benefits if his

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Compensation Discussion and Analysis (continued)

employment is terminated under certain circumstances within 24 months following a CIC. If Mr. Clyde’s employment is terminated by Murphy USA “without cause” or by Mr. Clyde for “good reason” within this 24-month window, Mr. Clyde will be entitled to his earned but unpaid compensation, a lump-sum severance payment equal to three times the sum of his base salary and the average of his last three annual bonuses prior to the termination date (or, if higher, prior to the CIC), accelerated vesting of his outstanding equity-based awards (provided that any performance-based awards will be paid assuming the target level of performance), and continued life, accident and health insurance benefits for 36 months. Mr. Clyde will not be entitled to any “golden parachute” excise tax gross-up payments. The SPA provides for an excise tax cut back to reduce payments to a level such that the excise tax under Sections 280G and 4999 of the IRC will not apply (unless the executive would receive a greater amount of severance benefits on an after-tax basis without a cutback, in which case the cutback would not apply). Pursuant to the SPA, Mr. Clyde will be subject to a non-disclosure covenant and non-solicitation and non-competition restrictive covenants for 12 months following any such termination.

Mr. Schofield’s employment with the Company ended on July 2, 2018. In consideration of a release of claims against the Company and his agreement to certain restrictive covenants, Mr. Schofield received a cash payment equal to six months of his base salary ($262,500), a lump sum cash payment of $560,000 for transition and advisory services, $3,500 for legal fees, and reimbursement for continuing health insurance premiums under COBRA through June 30, 2019.

Under the terms of the LTIP, in the event of a CIC, all outstanding equity awards will vest, become immediately exercisable or payable and have all restrictions lifted (any performance-based awards will be paid assuming the target level of performance.).

Stock Ownership Guidelines

To further align the interests of our executive officers with those of our stockholders, the Board of Directors expects all executive officers to display confidence in the Company through the ownership of a significant amount of our stock. Under these guidelines as set forth in the Company’s Corporate Governance Guidelines, executive officers, including our NEOs, are expected to hold Murphy USA common stock having a value that is equivalent to a multiple of each executive officer’s annualized base salary within five years of assuming their position. The targeted multiples vary among the executives depending upon their position:

•	CEO: 5x annual salary
•	EVPs: 3x annual salary
•	SVPs: 2x annual salary
•	VPs: 1x annual salary

Because the stock ownership guidelines are a multiple of each executive officer’s annualized salary, the value that must be maintained will increase proportionally with salary increases. Executive officers are expected to achieve targets within five years of assuming their positions. Shares owned directly by the executive, including RSUs and unrestricted stock units, those owned indirectly, assuming the executive has an economic interest in the shares, and shares held through our employee benefit plans, including the Savings Plan and deferred compensation plan for executives, are included in calculating ownership levels. Shares underlying stock options and unearned PSUs do not count toward the ownership guidelines. At December 31, 2018, all of our NEOs had met or were on track to comply with these stock ownership guidelines within the applicable five-year period.

Likewise, each member of our Board of Directors is expected to achieve ownership of at least three times their annual cash retainer within five years of service as discussed in the Compensation of Directors section of this Proxy Statement on page 11. As noted above, at December 31, 2018, all of our directors had met or were on track to comply with these stock ownership guidelines within the applicable five-year period.

The Committee will periodically assess these guidelines, monitor director and executive officer ownership levels relative to these guidelines and make recommendations as appropriate.

Pledging Policy

A director or executive officer may not pledge Company securities, either by purchasing Company securities on margin or holding Company securities in a margin account, until he or she has achieved the applicable stock ownership target specified in the guidelines above. All of our directors and executive officers are in compliance with our pledging policy.

Prohibition on Hedging

To ensure that Murphy USA executive officers, including our NEOs, bear the full risks of Murphy USA common stock ownership, the Company has adopted a policy that prohibits all employees from entering into hedging transactions that are designed to hedge or speculate on any change in the market value of the Company’s securities.

Recoupment and Clawback Policy

Our officers are subject to recoupment provisions in both the AIP and LTIP programs in the case of certain forfeiture events. If the Company restates its financial statements as a result of negligent, intentional or gross misconduct by the recipient, the Committee may, in its discretion, require that the recipient reimburse the Company with respect to any shares issued or payments made under the AIP or the LTIP in the period covered by the restated financial statements.

Tax Policy

Section 162(m) of the IRC generally limits the tax deductibility of compensation paid to certain NEOs to $1 million annually. Prior to the Tax Cuts and Jobs Act (“TCJA”) that was signed into law December 22, 2017, Section 162(m) provided an exception from this

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Compensation Discussion and Analysis (continued)

limitation for “qualified performance-based compensation,” and the Committee considered the impact of the tax deductibility limitation when making compensation decisions and certain elements of the Company’s incentive compensation program were structured to meet this exception.

The TCJA repealed the “qualified performance-based compensation” exception, effective for taxable years beginning after December 31, 2017. The TCJA provides transition relief for certain contractual arrangements in place as of November 2, 2017, if certain requirements are met. The Committee has and will continue to retain the flexibility to design and maintain the executive compensation programs in a manner that is most beneficial to stockholders, including the payment of compensation that is subject to the deduction limits under Section 162(m).

Role of the Compensation Consultant

The Committee has retained Mercer (US) Inc. (“Mercer”) as its independent compensation consultant. Mercer provides executive and director compensation consulting services to the Committee, regularly attends Committee meetings, reports directly to the Committee on matters relating to compensation for our NEOs and participates in executive sessions without management present. Mercer provides advice and analyses to the Committee on the design and level of executive and director compensation. In connection with their services to the Committee, Mercer works with executive management and the corporate human resources team to formalize proposals for the Committee. The Committee has assessed the independence of Mercer pursuant to SEC rules and concluded that Mercer’s work for the Committee does not raise any conflicts of interest.

Compensation-Based Risk Assessment

In February 2019, the Committee completed a review of the Company’s policies and practices of compensating its employees (including non-executives) as they relate to the Company’s risk management profile to determine whether these policies and practices create risks that are reasonably likely to have a material adverse effect on the Company. As a result of this review, the Committee concluded that any risks arising from the Company’s compensation policies and practices for its employees were not reasonably likely to have a material adverse effect on the Company.

Compensation Committee Report

The Executive Compensation Committee has reviewed and discussed with management the foregoing Compensation Discussion and Analysis. Based on the review and discussions, the Executive Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s Proxy Statement.

Executive Compensation Committee

Claiborne P. Deming (Chair)

Fred L. Holliger

James W. Keyes

David B. Miller

R. Madison Murphy

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NOTICE OF 2019 ANNUAL MEETING AND PROXY STATEMENT

Executive Compensation

Further information with respect to the compensation paid to the NEOs is set forth in the following tables:

2018 Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)		Stock Awards(1) ($)	Option Awards(2) ($)	Non-Equity Incentive Plan Compensation(3) ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings(4) ($)	All Other Compensation(5) ($)	Total ($)
R. Andrew Clyde President & Chief Executive Officer	2018	1,057,500	—		2,100,840	665,088	1,677,344	—	437,399	5,938,171
	2017	1,027,500	—		2,746,022	800,310	864,479	—	339,597	5,777,908
	2016	991,667	—		2,665,370	770,232	1,364,000	—	403,929	6,195,198
Mindy K. West Executive Vice President, Fuels, Chief Financial Officer & Treasurer	2018	578,917	25,000	(6)	574,000	181,860	598,560	—	123,110	2,081,447
	2017	565,583	—		757,134	220,935	323,655	295,006	110,968	2,273,281
	2016	546,083	—		734,234	212,256	507,858	34,618	116,395	2,151,444

John A. Moore	2018	419,417	—		275,520	88,332	346,752	—	108,633	1,238,654
Senior Vice President &	2017	413,000	—		372,917	106,605	189,071	150,432	78,920	1,310,945
General Counsel	2016	412,250	—		422,436	122,208	307,272	19,033	84,722	1,367,921
Terry P. Hatten(7) Senior Vice President, Human Resources	2018	233,760	—		218,400	69,280	192,992	—	23,418	737,850
Robert J. Chumley Senior Vice President, Marketing	2018	383,333	—		275,520	88,332	344,344	—	55,639	1,147,168
Daryl R. Schofield(8) Former Executive Vice President, Fuels	2018	263,522	—		585,480	187,056	—	—	877,402	1,913,460
	2017	336,159	100,000		1,186,273	—	218,016	—	167,406	2,007,854

(1)

The amounts shown represent the grant date fair value of both PSU and RSU awards granted in 2016, 2017 and 2018 as computed in accordance with FASB ASC Topic 718, excluding the effect of estimated forfeitures, as more fully described in the Incentive Plans footnote to the consolidated financial statements included in our Annual Report on Form 10-K for the years ended December 31, 2016, December 31, 2017, and December 31, 2018. Amounts shown relating to PSUs were calculated based on the probable outcome of performance conditions as of the grant date, which was the target level, computed in accordance with FASB ASC Topic 718 excluding the effect of estimated forfeitures. If the maximum payout were shown for the PSUs, the expense amounts that would be recognized would be: $2,100,840 for Mr. Clyde, $574,000 for Ms. West, $275,520 for Mr. Moore, $218,400 for Mr. Hatten, $275,520 for Mr. Chumley and $585,480 for Mr. Schofield, although the value of the actual payout to the NEO would depend on the stock price at the time of the payout. If the minimum payout were used, the amounts for PSUs would be reduced to zero. RSUs are generally forfeited if grantee’s employment terminates for any reason other than retirement, death or full disability. The awards generally vest three years from the date of grant. There is no assurance that the value realized by each NEO will be at or near the value included in the table. PSUs are forfeited if grantee’s employment terminates for any reason other than retirement, death or full disability. The awards vest three years from the date of grant based on the Company’s performance relative to two equally-weighted metrics, ROACE and TSR relative to its peers. There is no assurance that the value realized by the executive will be at or near the value included in the table.

(2)	The amounts shown represent the grant date fair value as computed in accordance with FASB ASC Topic 718, excluding the effect of estimated forfeitures, as more fully described in the Incentive Plans footnote to our consolidated financial statements included in our Annual Report on Form 10-K for the years ended December 31, 2016, December 31, 2017, and December 31, 2018. Options granted generally vest in two equal installments on the second and third anniversaries of the grant date. The options are exercisable for a period of seven years from the date of grant. The actual value, if any, an executive may realize will depend on the excess of the stock price over the exercise price on the date the option is exercised. There is no assurance that the value realized by each NEO will be at or near the value disclosed.
(3)

Amounts shown for 2018 reflect payments under our AIP, which were paid in February 2019. Amounts shown for 2017 reflect payments under our AIP, which were paid in February 2018. Amounts shown for 2016 reflect payments under our AIP, which were paid in February 2017.

(4)

The amounts shown in this column reflect for Ms. West and Mr. Moore the annual change in accumulated benefits under their accounts in the Murphy Oil Supplemental Executive Retirement Plan (“Murphy Oil SERP”), liability for which was assumed by Murphy USA in connection with the Spin-Off. See Pension Benefits Table included on page 31 in this Proxy Statement for more information. There are no deferred compensation earnings reported in this column, as the Company’s non-qualified deferred compensation plans do not provide above-market or preferential earnings. See the 2018 Non-qualified Deferred Compensation Table included on page 31 in this Proxy Statement for more information. Where the annual change in accumulated benefits was negative, it was excluded from this column and from the Summary Compensation Table Total column. For 2018, the annual change in accumulated benefits were negative for both Ms. West- (56,904) and Mr. Moore- (27,480).

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Executive Compensation (continued)

(5)

We offer limited perquisites to our NEOs which, together with Company contributions to our qualified savings and nonqualified defined contribution plans, comprise the All Other Compensation column. In 2018, the total amounts were as follows:

Name	Total Contribution to DC Plans(a) ($)	Term Life(b) ($)	Other(c) ($)
R. Andrew Clyde	230,855	594	205,950
Mindy K. West	109,876	594	12,640
John A. Moore	89,989	594	18,050
Terry P. Hatten	12,600	149	10,669
Robert J. Chumley	55,045	594	—
Daryl R. Schofield	34,575	322	842,505

(a)	Company contributions to qualified and nonqualified defined contribution plans.
(b)	Benefit attributable to Company-provided term life insurance policy.
(c)

For Mr. Clyde, the amount shown includes $186,950, for personal use of corporate aircraft based on the aggregate incremental cost to the Company. The aggregate incremental cost to the Company is calculated by multiplying, for each trip, the statutory miles times the 12-month average direct cost per statutory mile for the airplane used. The direct costs utilized in the calculation include: travel expenses for the aviation crew, communications expenses, landing fees, fuel and lubrication, contract maintenance and repairs, and the provision allocated for the overhaul of the engines. For Mr. Clyde, Ms. West and Mr. Moore, includes contributions made on their behalf to charitable organizations under the Company’s gift matching program ($19,000, $12,640 and $18,050, respectively). For Mr. Hatten, includes relocation assistance ($10,669). For Mr. Schofield, the amount shown includes severance payments ($842,505, including payments received in consideration of a release of claims against the Company and agreement to certain restrictive covenants, of $262,500 and a lump sum cash payment of $560,000 for transition and advisory services, $3,500 for legal fees, and $16,505 reimbursement for continuing health insurance premiums under COBRA through June 30, 2019).

(6)	Reflects payment of a special bonus awarded to Ms. West in recognition of her expanded role as Executive Vice President, Fuels, Chief Financial Officer, and Treasurer.
(7)

Mr. Hatten joined the Company in June 2018; his compensation for 2018 reflects his partial year of employment. Mr. Hatten received prorated long-term incentive awards in connection with his June 2018 hiring.

(8)

Mr. Schofield separated from the Company on July 2, 2018. All unvested equity awards held by Mr. Schofield at the time of his separation were forfeited, including the remaining portion of his “make whole” award (8,953 RSUs) and all annual equity awards.

Grants of Plan-Based Awards in 2018

The following table provides information regarding both equity and non-equity incentive plan awards granted to each NEO during 2018. All awards are described in more detail in the Compensation Discussion and Analysis section beginning on page 16 in this Proxy Statement.

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units(3) (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option or Stock Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards(4) ($)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
R. Andrew Clyde		609,500	1,219,000	2,438,000
	02/07/18				9,150	18,300	36,600				1,451,190
	02/07/18							9,150			649,650
	02/07/18								38,400	71.00	665,088
Mindy K. West		217,500	435,000	870,000
	02/07/18				2,500	5,000	10,000				396,500
	02/07/18							2,500			177,500
	02/07/18								10,500	71.00	181,860
John A. Moore		126,000	252,000	504,000
	02/07/18				1,200	2,400	4,800				190,320
	02/07/18							1,200			85,200
	02/07/18								5,100	71.00	88,332
Terry P. Hatten(5)		70,113	140,226	280,452
	06/12/18				1,000	2,000	4,000				145,600
	06/12/18							1,000			72,800
	06/12/18								4,000	72.80	69,280
Robert J. Chumley		125,125	250,250	500,500
	02/07/18				1,200	2,400	4,800				190,320
	02/07/18							1,200			85,200
	02/07/18								5,100	71.00	88,332
Daryl R. Schofield(6)		223,125	446,250	892,500
	02/07/18				2,550	5,100	10,200				404,430
	02/07/18							2,550			181,050
	02/07/18								10,800	71.00	187,056

28    MURPHY USA INC.

NOTICE OF 2019 ANNUAL MEETING AND PROXY STATEMENT

Executive Compensation (continued)

(1)

Threshold and maximum awards are based on the provisions in our AIP. Actual awards earned can range from 0 to 200 percent of the target awards. The Committee retains the authority to make awards under the program and to use its judgment in adjusting awards downward. Actual payouts for 2018 are reflected in the “Non-Equity Incentive Plan Compensation” column of the “Summary Compensation Table” included in this Proxy Statement.

(2)	Threshold and maximum awards are based on the provisions of the PSU award agreements. Actual PSU awards earned can range from 0 to 200 percent of the target awards.
(3)	Amounts include time-based RSUs, which generally cliff-vest three years after their grant date.
(4)

The amounts in this column in respect of the RSUs, PSUs and stock option awards reflect their aggregate grant-date fair values, calculated in accordance with FASB ASC Topic 718, excluding the effect of estimated forfeitures. The amounts in this column in respect of the PSUs were calculated based on the probable outcome of the performance condition as of the grant date, which is at the target level, in accordance with FASB ASC Topic 718. For option awards, these amounts represent the grant-date fair value of the option awards using a Black-Scholes-Merton based methodology. The actual value realized by each NEO for these equity awards depends on market prices at the time of exercise. There is no assurance that the value realized by each NEO will be at or near the value included in the table. Assumptions used in the calculation of these amounts are more fully described in the Incentive Plans footnote to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2018.
(5)

Mr. Hatten joined the Company in June 2018; his bonus target for 2018 reflects his partial year of employment. Mr. Hatten received pro-rated long-term incentive awards in connection with his June 2018 hiring.

(6)

Mr. Schofield separated from the Company on July 2, 2018. All unvested equity awards held by Mr. Schofield at the time of his separation were forfeited, including the remaining portion of his “make whole” award (8,953 RSUs) and all annual equity awards.

MURPHY USA INC.    29

NOTICE OF 2019 ANNUAL MEETING AND PROXY STATEMENT

Executive Compensation (continued)

Outstanding Equity Awards at Fiscal Year End 2018

The following table illustrates outstanding Murphy USA equity awards (stock options, RSUs and PSUs) for each NEO as of December 31, 2018.

		Option Awards				Stock Awards
	Grant	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable(1)	Option Exercise Price	Option Expiration (mm/dd/yy)	Number of Shares or Units of Stock That Have Not Vested(2)		Market Value of Shares or Units of Stock That Have Not Vested(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested(4)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(3)
Name	Date	(#)	(#)	($)	Date	(#)		($)	(#)	($)
R. Andrew Clyde	02/10/15	34,750	—	70.57	02/10/22
	02/10/16	23,950	23,950	59.11	02/10/23
	02/08/17	—	51,800	65.75	02/08/24
	02/07/18	—	38,400	71.00	02/07/25
	02/10/16					13,250		1,015,480
	02/08/17					12,150		931,176
	02/07/18					9,150		701,256
	02/10/16					43,725	(5)	3,351,084
	02/08/17								48,600	3,724,704
	02/07/18								36,600	2,805,024
Mindy K. West	02/10/15	9,700	—	70.57	02/10/22
	02/10/16	6,600	6,600	59.11	02/10/23
	02/08/17	—	14,300	65.75	02/08/24
	02/07/18	—	10,500	71.00	02/07/25
	09/06/13					12,333	(6)	945,201
	02/10/16					3,650		279,736
	02/08/17					3,350		256,744
	02/07/18					2,500		191,600
	02/10/16					12,045	(5)	923,129
	02/08/17								13,400	1,026,976
	02/07/18								10,000	766,400
John A. Moore	02/10/15	6,000	—	70.57	02/10/22
	02/10/16	—	3,800	59.11	02/10/23
	02/08/17	—	6,900	65.75	02/08/24
	02/07/18	—	5,100	71.00	02/07/25
	09/06/13					5,051	(6)	387,109
	02/10/16					2,100		160,944
	02/08/17					1,650		126,456
	02/07/18					1,200		91,968
	02/10/16					6,930	(5)	531,115
	02/08/17								6,600	505,824
	02/07/18								4,800	367,872
Terry P. Hatten	06/12/18	—	4,000	72.80	06/12/25
	06/12/18					1,000		76,640
	06/12/18								4,000	306,560
Robert J. Chumley	02/08/17	—	6,700	65.75	02/08/24
	02/07/18	—	5,100	71.00	02/07/25
	02/08/17					1,600		122,624
	02/07/18					1,200		91,968
	02/08/17								6,400	490,496
	02/07/18								4,800	367,872

(1)

Stock options vest 50 percent on the two-year anniversary of the original grant date with the remaining 50 percent vesting on the three-year anniversary of the original grant date. All options expire seven years after the original grant date.

(2)	RSUs generally vest on the three-year anniversary of the date on which they were originally granted.
(3)	Value was determined based on a December 31, 2018 closing stock price of $76.64 per share.
(4)	The amounts shown represent the number of outstanding PSUs that remain subject to performance conditions. These numbers represent PSUs that each NEO would receive assuming the performance conditions are achieved at maximum (200 percent). The actual numbers of PSUs earned at the end of the performance period will be based on Company performance. To the extent earned, these outstanding PSUs will cliff-vest on the three-year anniversary of the grant date once results have been certified.
(5)	Reflects the number of PSUs determined to be earned for the performance period ended December 31, 2018, which were vested and settled early in 2019.
(6)	Pension restoration RSUs granted in conjunction with the Spin-Off; will vest on the ten-year anniversary of the grant date.

30    MURPHY USA INC.

NOTICE OF 2019 ANNUAL MEETING AND PROXY STATEMENT

Executive Compensation (continued)

Option Exercises and Stock Vested in 2018

The following table summarizes the value received by each NEO from stock option exercises and stock grants that vested during 2018.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise(1) ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting(2) ($)
R. Andrew Clyde	168,499	7,651,752	41,080	2,911,248
Mindy K. West	14,300	647,075	50,497	3,958,560
John A. Moore	3,800	97,280	12,038	917,303
Terry P. Hatten	—	—	—	—
Robert J. Chumley	—	—	—	—
Daryl R. Schofield	—	—	8,953	599,940

(1)	The value shown reflects the pre-tax gain realized upon the exercise of options, which is the difference between the fair market value on the date of exercise and the exercise price of the options.
(2)	The amounts shown in this column reflect the pre-tax gain realized upon vesting of RSUs and PSUs, which is the fair market value of the shares on the date of vesting.

2018 Pension Benefits Table

The following table presents the value of the frozen accrued benefits of the NEOs under the defined benefit portion of the Murphy Oil SERP, liability for which was assumed by Murphy USA in connection with the Spin-Off. Murphy Oil remains responsible for all accrued benefits to our NEOs under the tax-qualified Murphy Oil Retirement Plan.

Name	Plan Name(1)	Number of Years of Credited Service (#)(2)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
R. Andrew Clyde	—	—	—	—
Mindy K. West	Murphy USA Supplemental Executive Retirement Plan	17.247	695,927	—
John A. Moore	Murphy USA Supplemental Executive Retirement Plan	18.497	380,200	—
Terry P. Hatten	—	—	—	—
Robert J. Chumley	—	—	—	—
Daryl R. Schofield	—	—	—	—

(1)

Liabilities for benefits accrued for NEOs and other executive employees under the defined contributions portion of the Murphy Oil SERP were transferred to the Murphy USA SERP effective on the date of the Spin-Off and are included in the “2018 Non-Qualified Deferred Compensation Table” that follows.

(2)	The number of years of credited service reflects the frozen number of years of service credited under the Murphy Oil SERP through the date of the Spin-Off.

The accrued benefits presented above are based on a final-average-earning calculation. Frozen final average earnings which could not be included under a tax-qualified retirement plan were as follows: Ms. West $286,153, and Mr. Moore $141,236. The following assumptions were used in determining the present value amounts at December 31, 2018:

•	Discount Rate - 4.56%
•	Mortality Table - RP-2014 projected 20 years
•	Assumed retirement date at age 62

2018 Non-Qualified Deferred Compensation Table

The following table includes the value of the accrued benefits of the NEOs under the defined contribution portion of the Murphy Oil SERP, liability for which was assumed by Murphy USA in connection with the Spin-Off, as well as the benefits accrued by the NEOs under the Murphy USA SERP from the date of the Spin-Off, through December 31, 2018.

Name	Executive Contributions in Last Fiscal Year(1) ($)	Registrant Contributions in Last Fiscal Year(2) ($)	Aggregate Earnings in Last Fiscal Year ($)	Aggregate Withdrawals / Distributions ($)	Aggregate Balance at Last FYE(2) ($)
R. Andrew Clyde	245,875	195,455	(143,173)	—	2,194,668
Mindy K. West	27,813	74,476	(45,449)	—	554,875
John A. Moore	6,665	53,690	(18,688)	—	243,119
Terry P. Hatten	—	—	—	—	—
Robert J. Chumley	19,833	19,645	(4,792)	—	60,648
Daryl R. Schofield	56,063	7,425	(4,244)	—	59,244

(1)	The executive contributions in the last fiscal year have been included in the “Salary” column for the NEO in the 2018 Summary Compensation Table.
(2)	The registrant contributions in the last fiscal year have been included in the “All Other Compensation” for the NEO in the 2018 Summary Compensation Table.

MURPHY USA INC.    31

NOTICE OF 2019 ANNUAL MEETING AND PROXY STATEMENT

Executive Compensation (continued)

Potential Payments Upon Termination or

Termination in Connection with a Change-in-Control

The Company does not have employment, CIC or termination agreements with its NEOs other than with the CEO, which was inherited by Murphy USA in connection with the Spin-Off from prior parent Murphy Oil. However, upon a CIC, as defined in the LTIP, all outstanding equity awards granted under such plan shall vest and become immediately exercisable or payable, or have all restrictions lifted that apply to the type of award. Any performance-based awards will be paid at the target level of performance.

The SPA provides certain severance benefits if Mr. Clyde’s employment is terminated within 24 months following a CIC. If his employment is terminated by Murphy USA “without cause” or by Mr. Clyde for “good reason” within this 24-month window, Mr. Clyde will be entitled to his earned but unpaid compensation, a lump-sum severance payment equal to three times the sum of his base salary and the average of his last three annual bonuses prior to the termination date (or, if higher, prior to the CIC), accelerated vesting of his outstanding equity-based awards (provided that any performance-based awards be paid assuming the target level of performance) and continued life, accident and health insurance benefits for 36 months. Mr. Clyde will not be entitled to any “golden parachute” excise tax gross-up payments. The SPA provides for an excise tax cut back to reduce payments to a level such that the excise tax under Sections 280G and 4999 of the IRC will not apply (unless the executive would receive a greater amount of severance benefits on an after-tax basis without a cutback, in which case the cutback will not apply). Pursuant to the SPA, Mr. Clyde will be subject to a non-disclosure covenant and non-solicitation and non-competition restrictive covenants for 12 months following any such termination.

The Company has no other agreement, contract, plan or arrangement, written or unwritten, that provides for potential payments to any other NEOs upon termination or a CIC, (other than our RSU and PSU agreements that provide for pro-rated vesting upon death, full disability or retirement), with any PSUs eligible to vest remaining subject to actual final performance.

The following table presents estimated amounts that would have been payable to the applicable NEO if the described event had occurred on December 31, 2018, the last trading day of the last fiscal year:

Name	Category	Qualified Termination with a Change of Control ($)	Death, Disability or Retirement ($)	Resignation

R. Andrew Clyde	Severance(1)	7,087,605	—
	Non-equity compensation(2)	1,677,344	1,677,344
	Unvested & Accelerated(3)
	Full Value Awards	7,943,736	5,389,555
	Stock Options	1,200,252	—

Mindy K. West	Non-equity compensation(2)	598,560	598,560
	Unvested & Accelerated(3)
	Full Value Awards	3,129,441	1,987,812
	Stock Options	330,645	—

John A. Moore	Non-equity compensation(2)	346,752	346,752
	Unvested & Accelerated(3)
	Full Value Awards	1,525,213	1,002,681
	Stock Options	170,519	—

Terry P. Hatten	Non-equity compensation(2)	192,992	192,992
	Unvested & Accelerated(3)
	Full Value Awards	229,920	48,436
	Stock Options	15,360	—

Robert J. Chumley	Non-equity compensation(2)	344,344	344,344
	Unvested & Accelerated(3)
	Full Value Awards	643,776	319,359
	Stock Options	101,727	—

Daryl R. Schofield	Severance(4)	—	—	842,505

(1)

Represents three times the sum of base salary, the average of his last three bonus payouts and the cost of Company-provided term life insurance policy. Mr. Clyde does not participate in our health insurance program.

(2)

Non-equity compensation is calculated under the terms of the AIP. Although actual awards, if any, are subject to attaining certain performance-based targets, for purposes of this table, non-equity compensation is calculated based on actual awards earned in 2018.

(3)

In the event of a CIC, all unvested outstanding equity awards shall vest, become immediately exercisable or payable or have all restrictions lifted as may apply to the type of the award. In the event of termination of employment on account of death, disability or retirement, outstanding RSUs and PSUs will vest on a pro-rated basis, based on the period between the grant date and the termination date. This amount reflects the incremental value of the current unvested outstanding RSUs, PSUs

(assuming the target level of performance) and options. In the event of a termination, the exercise period for stock options is reduced to the lesser of the expiration date of the award or two years from date of termination.
(4)

The amount disclosed for Mr. Schofield reflects the amount actually paid to him in connection with his separation from the Company. Per the separation agreement included as Exhibit 10.2 to Murphy USA’s Quarterly Report on Form 10-Q filed August 2, 2018, Mr. Schofield was paid $842,505, including payments received in consideration of a release of claims against the Company and agreement to certain restrictive covenants, of $262,500 and a lump sum cash payment of $560,000 for transition and advisory services, $3,500 for legal fees, and $16,505 reimbursement for continuing health insurance premiums under COBRA through June 30, 2019. Upon his separation, Mr. Schofield forfeited all outstanding unvested equity awards.

32    MURPHY USA INC.

NOTICE OF 2019 ANNUAL MEETING AND PROXY STATEMENT

Executive Compensation (continued)

2018 Pay Ratio Disclosure

Pay Ratio

In accordance with the requirements of Section 953(b) of the Dodd-Frank Act and Item 402(u) of Regulation S-K (which we collectively refer to as the “Pay Ratio Rule”), we are providing the following estimated information for 2018:

•	the median of the annual total compensation of all of our employees (except our Chief Executive Officer) was $16,635; our median employee is a part-time store employee;
•	the annual total compensation of our Chief Executive officer was $5,919,171; and
•	the ratio of these two amounts was 356 to 1; we believe that this ratio is a reasonable estimate calculated in a manner consistent with the requirements of the Pay Ratio Rule.

SEC rules for identifying the median employee and calculating the pay ratio allow companies to apply various methodologies and apply various assumptions and, as result, the pay ratio reported by us may not be comparable to the pay ratio reported by other companies.

Methodology for Identifying Our “Median Employee”

To identify the median of the annual total compensation of all of our employees (other than our Chief Executive Officer), we first identified our total employee population from which we determined our “median employee”. We selected our median employee as of December 31,

2018, from our employee population of approximately 9,500 individuals. As a marketer of retail motor fuel products and convenience merchandise through retail stores, over one-half of our employee population on this date was comprised of part-time employees.

To identify our “median employee” from our total employee population, we compared our employees’ total cash compensation for 2018 (which included base wages and any additional cash awards). In making this determination, we annualized the compensation of full-time and part-time employees who were hired in 2018 but did not work for us for the entire fiscal year. We identified our “median employee” using this compensation measure, which was consistently applied to all our employees included in the calculation.

Determination of Annual Total Compensation of Our “Median Employee” and Our CEO

Once we identified our “median employee”, we then calculated such employee’s annual total compensation for 2018 using the same methodology we used for purposes of determining the annual total compensation of our NEOs for 2018 (as set forth in the 2018 Summary Compensation Table on page 27 of this Proxy Statement).

Our CEO’s annual total compensation for 2018 for purposes of the Pay Ratio Rule is equal to the amount reported in the “Total” column in the 2018 Summary Compensation Table.

MURPHY USA INC.    33

NOTICE OF 2019 ANNUAL MEETING AND PROXY STATEMENT

Proposal 3 – Ratification of Appointment of Independent Registered Public Accounting Firm for Fiscal 2019

The Audit Committee and the Board of Directors have approved the engagement of KPMG LLP as Murphy USA’s independent registered public accounting firm for 2019. Representatives of that firm are expected to be present at the Annual Meeting and will have an opportunity to make a statement if they desire to do so and to be available to respond to appropriate questions.

Ratification of the selection of accountants requires approval by a majority of the votes cast by the stockholders of Murphy USA Common Stock, which votes are cast “for” or “against” the ratification. Murphy USA’s Board is requesting stockholder ratification as a matter of good corporate practice. If the stockholders do not ratify the selection, the Audit Committee will reconsider whether or not to retain KPMG LLP. Even if the selection is ratified, the Audit Committee in its discretion may change the appointment at any time during the year if it determines that such change would be in the best interests of Murphy USA and its stockholders.

The Audit Committee evaluates the qualifications, performance, and independence of the independent auditor, including the lead partner, on an annual basis (in each case in light of SEC and NYSE independence and other applicable standards then in effect). The Audit Committee ensures the regular rotation of the lead audit partner as required by law and is involved in the selection of the lead audit partner. In addition, the Audit Committee receives periodic reports on the hiring of KPMG LLP partners and other professionals (if hired) to help ensure KPMG LLP satisfies applicable independence rules.

KPMG LLP has served as Murphy USA’s independent registered accounting firm since the spin-off in 2013 and prior to that served as the auditor to Murphy USA’s former parent for more than 60 years. KPMG LLP reports directly to the Audit Committee of Murphy USA. In selecting KPMG LLP as Murphy USA’s independent registered accounting firm for 2019, the Audit Committee considered a number of factors, including:

•	the quality of its ongoing discussions with KPMG LLP including the professional resolution of accounting and financial reporting matters with its national office,
•	the professional qualifications of KPMG LLP, the lead audit partner and other key engagement partners,
•	KPMG LLP’s independence program and its processes for maintaining its independence,
•	KPMG LLP’s depth of understanding of Murphy USA’s businesses, accounting policies and practices and internal control over financial reporting,
•	the appropriateness of KPMG LLP’s fees for audit and non-audit services (on both an absolute basis and as compared to its peer firms),
•	consideration of KPMG LLP’s known legal risks and significant proceedings that may impair their ability to perform Murphy USA’s annual audit,
•	the most recent PCAOB inspection report on KPMG LLP and the results of “peer review” and self-review examinations, and
•	the results of management’s and the Audit Committee’s annual evaluations of the qualifications, performance and independence of KPMG LLP.

In addition, the Audit Committee periodically considers the appropriateness of a rotation of the independent registered accounting firm. At this time, the Audit Committee and the Board of Directors believe that the continued retention of KPMG LLP as Murphy USA’s independent registered public accounting firm is in the best interests of Murphy USA and its stockholders. Under Murphy USA’s policy for pre-approval of audit and permitted non-audit services by KPMG LLP, the Audit Committee has delegated the right to pre-approve services between meeting dates to the Chair of the Committee, subject to ratification of the full Committee at the next scheduled meeting. The Committee evaluates all services, including those engagements related to tax and internal control over financial reporting, considering the nature of such services in light of auditor independence, in accordance with the rules of the PCAOB.

FEES PAID TO KPMG LLP

The table below shows the fees paid by Murphy USA to KPMG LLP in 2018 and 2017.

	2018 (in thousands)	2017 (in thousands)

Fees paid by Murphy USA:

Audit fees(1)	$1,100	$1,224

Audit-related fees(2)	$—	$—

Tax fees	$—	$—

All other fees(3)	$2	$—

Total Fees	$1,102	$1,224

(1)

Audit fees include fees for the audit of Murphy USA’s consolidated financial statements, as well as subsidiary and statutory audits directly related to the performance of the Murphy USA consolidated audit. Audit fees include out-of-pocket expenses of $105 in 2018 and $118 in 2017.

(2)

Audit-related fees include fees for assurance and related services that are traditionally performed by independent accountants such as audits of subsidiary financial statements and the filing of a registration statement with the U.S. Securities and Exchange Commission.

(3)	All other fees include payments for market research conducted by advisory resources and an annual subscription fee for access to technical accounting research.

The services provided by KPMG LLP and the fees paid by Murphy USA were authorized and approved by the Audit Committee in compliance with the pre-approval policy and procedures described above. The Audit Committee considers the non-audit services rendered by KPMG LLP during the most recently completed fiscal year in its annual independence evaluation.

34    MURPHY USA INC.

NOTICE OF 2019 ANNUAL MEETING AND PROXY STATEMENT

Proposal 3 – Ratification of Appointment of Independent Registered Public Accounting Firm for Fiscal 2019 (continued)

If you do not ratify the appointment of KPMG LLP, the Audit Committee will reconsider its appointment. Even if you do ratify the appointment, the Audit Committee retains its discretion to reconsider its appointment if it believes necessary in the best interest of the Company and the stockholders.

THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR 2019.

Submission of Stockholder Proposals

Stockholder proposals for the 2020 Annual Meeting of Stockholders must be received by the Company at its principal executive office on or before November 20, 2019, in order to be considered for inclusion in the proxy materials.

A stockholder may wish to have a nomination or proposal presented at the Annual Meeting of Stockholders in 2020, but the Company is not required to include that proposal in the Company’s Proxy Statement and form of proxy relating to that meeting. This type of proposal is subject to the advance notice provisions and other requirements of the Company’s by-laws. In the case of the 2020 Annual Meeting of Stockholders, notice must be received by the Company at its principal executive office no earlier than January 1, 2020, and no later than January 31, 2020.

MURPHY USA INC.    35

NOTICE OF 2019 ANNUAL MEETING AND PROXY STATEMENT

Electronic Availability of Proxy Materials for

2019 Annual Meeting

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to Be Held on May 1, 2019. This Proxy Statement and Murphy USA’s Annual Report to Stockholders and Annual Report on Form 10-K for fiscal year 2018 are available electronically at http://corporate.murphyusa.com/annual.

In addition, the Company will provide without charge, upon the written request of any stockholder, a copy of the Company’s Annual Report on Form 10-K, including the financial statements and the financial statement schedules, required to be filed with the United States Securities and Exchange Commission (the “SEC”) for the fiscal year ended

December 31, 2018. Requests should be directed to Murphy USA Inc., Attn: Investor Relations Department, P.O. Box 7300, El Dorado, Arkansas 71731-7300 or to https://www.proxyvote.com.

The Company will also deliver promptly upon written or oral request a separate copy of the Company’s Annual Report on Form 10-K and the Company’s Proxy Statement, to any stockholder who shares an address with other stockholders and where only one (1) set of materials were sent to that address to be shared by all stockholders at that address.

Other Information

The management of the Company knows of no business other than that described above that will be presented for consideration at the meeting. If any other business properly comes before the meeting, it is the intention of the persons named in the proxies to vote such proxies thereon in accordance with their judgment.

The expense of this solicitation, including cost of preparing and mailing this Proxy Statement, will be paid by the Company. Such expenses may also include the charges and expenses of banks, brokerage houses and other custodians, nominees or fiduciaries for forwarding proxies and proxy material to beneficial owners of shares.

“Householding” occurs when a single copy of our annual report, proxy statement and Notice of Internet Availability of Proxy Materials is sent to any household at which two or more stockholders reside if they appear to be members of the same family. Although we do not “household” for registered stockholders, a number of brokerage firms have instituted householding for shares held in street name. This procedure reduces our printing and mailing costs and fees. Stockholders who participate in householding will continue to receive separate proxy cards, and householding will not affect the mailing of account statements or special notices in any way. If you wish to receive a separate copy of our annual report, proxy statement or Notice of Internet Availability of Proxy Materials than that sent to your household, either this year or in the future, you may contact the Company in the manner provided below and the Company will promptly send you a separate copy of our annual report, Proxy Statement or Notice of Internet Availability of Proxy Materials. If members of your household receive multiple copies of our annual report, Proxy Statement or Notice of Internet Availability of Proxy Materials, you may request householding by contacting the Company in the manner provided below.

Requests in this regard should be addressed to:

Gregory L. Smith

Secretary

Murphy USA Inc.

El Dorado, Arkansas 71730-5836

(870) 875-7600

On March 19, 2019, the Company mailed the Notice of Internet Availability of Proxy Materials to stockholders. The Notice contains instructions about how to access our proxy materials and vote online or by telephone. If you would like to receive a paper copy of our proxy materials, please follow the instructions included in the Notice.

The above Notice and Proxy Statement are sent by order of the Board of Directors.

Gregory L. Smith

Secretary

El Dorado, Arkansas

March 19, 2019

You are urged to follow the instructions for voting contained in the Notice Regarding Availability of Proxy Materials or,
if you received a paper copy of the Proxy Materials, to date, sign and return your proxy card promptly to make certain your shares will be voted at the Annual Meeting, even if you plan to attend the meeting in person. If you desire to vote your shares in person at the meeting, your proxy may be revoked. If you are receiving a printed copy of the proxy materials, a pre-addressed and postage paid envelope has been enclosed for your convenience in returning the proxy card.

36    MURPHY USA INC.

MURPHY USA

MURPHY USA INC. ATTN: Connie Vaughn-Dunn 200 PEACH STREET EL DORADO, AR 71730

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on 04/30/2019. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on 04/30/2019. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
KEEP THIS PORTION FOR YOUR RECORDS

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DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

		For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends you vote FOR the following:
		☐	☐	☐

1.	Election of Three Class III Directors Whose Current Term Expires on the Date of the Annual Meeting
Nominees

01)	R. Madison Murphy 02) R. Andrew Clyde 03) David B. Miller
The Board of Directors recommends you vote FOR proposals 2 and 3.					For	Against	Abstain

2. Approval of Executive Compensation on an Advisory, Non-Binding Basis					☐	☐	☐

3. Ratification of Appointment of Independent Registered Public Accounting Firm for Fiscal 2019					☐	☐	☐

NOTE: Such other business as may properly come before the meeting.

For address change/comments, mark here. (see reverse for instructions)			☐
Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]		Date	Signature (Joint Owners)			Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Annual Report is/ are available at www.proxyvote.com.

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MURPHY USA INC.
Annual Meeting of Stockholders
May 1, 2019 8:00 AM Central Time
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) R. Madison Murphy and R. Andrew Clyde, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common stock of MURPHY USA INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholder(s) to be held at 8:00 AM, Central Time on May 1, 2019, at the South Arkansas Arts Center, 110 East 5th Street, El Dorado, Arkansas, 71730, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.

Address change/comments:

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.) Continued and to be signed on reverse side